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                                                                    EXHIBIT 10.2

                            INDUSTRIAL SPACE LEASE
                              (Single Tenant Net)

THIS LEASE, dated March 30, 2000 for reference purposes only, is made by and between BR3 PARTNERS, A GENERAL PARTNERSHIP ("LANDLORD"), and ULTRACARD, INC., A NEVADA CORPORATION.("TENANT"), to be effective and binding upon the parties as of the date the last of the designated signatories to this Lease shall have executed this Lease (the "Effective Date of this Lease").

                                   ARTICLE 1
                                  REFERENCES

1.1 REFERENCES: All references in this Lease (subject to any further clarifications contained in this Lease) to the following terms shall have the following meaning or refer to the respective address, person, date, time period, amount, percentage, calendar year or fiscal year as below set forth:


A.   Tenant's Address for Notices:

     1.   After Lease Commencement: 980 University Avenue
                                    Los Gatos, CA 95032

     2.  Prior to Lease Commencement:  1550 South Bascom Avenue, Suite 100
                                       Campbell, CA

B.   Tenant's Representative:               Dan Kehoe
                Phone Number:               408-558-7000 (Prior to Commencement)

C.   Landlord's Address for Notices:        BR3 Partners

                                            985 University Avenue

                                            Suite 12

                                            Los Gatos, CA 95032

D.   Landlord's Representative:             Jim Rees

              Phone Number:                 408-354-5222


E.   Intended Commencement Date:            August 1, 2000

F.   Intended Term:                         Sixty (60) months

G.   Lease Expiration Date:                 Sixty (60) months from the Actual
                                            Lease Commencement Date

H.   Tenant's Punchlist Period:             Ten (10) days after occupancy

I.   First Month's Prepaid Rent:            $162,680.0

J.   Last Month's Prepaid Rent:             0

K.   Tenant's Security Deposit:             $996,000.00 (see Addendum, Paragraph
                                            5)

L.   Late Charge Amount:                    10% of the delinquent amount

M.   Tenant's Required Liability Coverage:  $3,000,000.00 Combined Single Limit

N.   Brokers:                               CPS

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0.   Property: That certain real property situated in the Town of Los Gatos,
     County of Santa Clara, State of California, as presently improved with one building, which real property is shown on the Site Plan attached hereto as Exhibit "A" and is commonly known as or otherwise described as follows:

               980 University Avenue
               Los Gatos, CA 95032

P. Building: That certain Building within the Property in which the Leased Premises are located, which Building is shown outlined in red on Exhibit "A" hereto.

Q. Outside Areas: The "Outside Areas" shall mean all areas within the Property which are located outside the buildings, such as pedestrian walkways, parking areas, landscaped areas, open areas and enclosed trash disposal areas.

R. Leased Premises: All the interior space within the Building, consisting of approximately 66,400 square feet and, for purposes of this Lease, agreed to contain said number of square feet. The Leased Premises are commonly known as or otherwise described as follows:

               980 University Avenue
               Los Gatos, CA 95032

S.   Base Monthly Rent: The term "Base Monthly Rent" shall mean the following:

               Months 1-12        $162,680.00 Per Month
               Months 13-24       $169,187.00 Per Month
               Months 25-36       $175,955.00 Per Month
               Months 37-48       $182,993.00 Per Month
               Months 49-60       $190,313.00 Per Month

T.   Permitted Use: The term "Permitted Use" shall mean the following:

               Manufacture, warehousing, repair, and sales and service of electronic equipment and all related support functions including office and research and development.

U. Exhibits: The term "Exhibits" shall mean the Exhibits to this Lease which are described as follows:

     Exhibit "A" - Site Plan showing the Property and delineating the Building in which the Lease Premises are located.

     Exhibit "B" - Floor Plan outlining the Lease Premises.

     Exhibit "C" - Tenant Improvement Agreement

     Exhibit "D" - Acceptance Agreement

     Exhibit "E" - Lease Guaranty

V. Addenda: The term "Addenda" shall mean the Addendum (or Addenda) to this Lease which is (or are) described as follows:

               First Addendum to Lease

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                                  ARTICLE 2:
                     LEASED PREMISES, TERM AND POSSESSION

2.1 DEMISE OF LEASED PREMISES: Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for Tenant's own use in the conduct of Tenant's business and not for purposes of speculating in real estate, for the Lease Term and upon the the terms and subject to the conditions of this Lease, that certain interior space described in Article 1 as the Lease Premises, reserving and excepting to Landlord the exclusive right to all profits to be derived from any assignments or subletting by Tenant during the Lease Term by reason of the appreciation in the fair market rental value of the Leased Premises. Tenant's lease of the Leased Premises, together with the appurtenant right to use the Outside Areas as described in Paragraph 2.2 below, shall be conditioned upon and be subject to the continuing compliance by Tenant with (i) all the terms and conditions of this Lease, (ii) all Laws governing the use of the Leased Premises and the Property, (iii) all Private Restrictions, easements and other matters now of public record respecting the use of the Leased Premises and the Property, and (iv) all reasonable rules and regulations from time to time established by Landlord.

2.2 RIGHT TO USE OUTSIDE AREAS: As an appurtenant right to Tenant's right to the use and occupancy of the Leased Premises, Tenant shall have the right to use the Outside Areas in conjunction with its use of the Leased Premises solely for the purposes for which they were designed and intended and for no other purposes whatsoever. Tenant's right to so use the Outside Areas shall be subject to the limitations on such use as set forth in Article 4 and shall terminate concurrently with any termination of this Lease.

2.3 LEASE COMMENCEMENT DATE AND LEASE TERM: The term of this Lease shall begin, and the Lease Commencement Date shall be deemed to have occurred, on the Intended Commencement Date (as set forth in Article I) unless either (i) Landlord is unable to deliver possession of the Leased Premises to Tenant on the Intended Commencement Date, in which case the Lease Commencement Date shall be as determined pursuant to Paragraph 2.4 below or (ii) Tenant enters into possession of the Leased Premises prior to the Intended Commencement Date, in which case the Lease Commencement Date shall be as determined pursuant to Paragraph 2.7 below (the "Lease Commencement Date"). The term of this Lease shall end on the Lease Expiration Date (as set forth in Article I), irrespective of whatever date the Lease Commencement Date is determined to be pursuant to the foregoing sentence. The Lease Term shall be that period of time commencing on the Lease Commencement Date and ending on the Lease Expiration Date (the "Lease Term").

2.4 DELIVERY OF POSSESSION: Landlord shall deliver to Tenant possession of the Leased Premises on or before the Intended Commencement Date (as set forth in Article 1) in their presently existing condition, broom clean, unless Landlord shall have agreed, as a condition to Tenant's obligation to accept possession of the Leased Premises pursuant to a written Addenda attached to and made a part of this Lease, to modify existing interior improvements or to make, construct and/or install additional specified improvements within the Leased Premises or to the Outside Areas, in which case Landlord shall deliver to Tenant possession of the Leased Premises on or before the Intended Commencement Date as so modified and/or improved. If Landlord is unable to so deliver possession of the Leased premises to Tenant in the agreed condition on or before the Intended Commencement Date, for whatever reason, Landlord shall not be in default under this Lease, nor shall this Lease be void, voidable or cancelable by Tenant until the lapse of one hundred twenty days after the Intended Commencement date (the "delivery grace period"); however, the Lease Commencement Date shall not be deemed to have occurred until such date as Landlord notifies Tenant that the Leased Premises are in the agreed condition and are Ready for Occupancy. Additionally, the delivery grace period above set forth shall be extended for such number of days as Landlord may be delayed in making the agreed improvements and/or delivering possession of the Leased Premises to Tenant by reason of Force Majeure or the actions of Tenant. If Landlord is unable to deliver possession of the Leased Premises in the agreed condition to Tenant within the described delivery grace period (including any extensions thereof by reason of Force Majeure or the actions of Tenant), then Tenant's sole remedy shall be to cancel and terminate this Lease, and in no event shall Landlord be liable in damages to Tenant for such delay. Tenant may not cancel this Lease at any time after the date Landlord notifies Tenant that the Leased Premises have been put into the agreed condition and are Ready for Occupancy.

2.5 ACCEPTANCE OF POSSESSION: Tenant acknowledges that it has inspected the Leased Premises and is willing to accept them in their existing condition, broom clean, unless Landlord shall have agreed, as a condition to Tenant's obligation to accept possession of the Leased Premises pursuant to a written Addenda attached to and made a part of this Lease, to modify existing interior improvements or to make, construct and/or install specified improvements within the Leased Premises, in which case Tenant agrees to accept possession of the Leased Premises when Landlord has substantially completed such modifications or improvements and the Leased Premises are Ready for Occupancy. If Landlord shall have so modified existing improvements or constructed additional improvements within the Leased Premises for Tenant, Tenant shall, within Tenant's Punchlist Period (as set forth in Article 1) which shall commence on the date that Landlord notifies Tenant that the agreed improvements have been completed and the Lease Premises are Ready for Occupancy, submit to Landlord a punchlist of all incomplete and/or improper work performed by Landlord, Upon the expiration of Tenant's Punchlist Period, Tenant shall be conclusively deemed to have accepted the Leased Premises in their then-existing condition as so delivered by Landlord to Tenant, except as to those items reasonably set forth in the punchlist submitted to Landlord prior to the expiration of said period. Landlord agrees to correct all items reasonably set forth in Tenant's punchlist, provided that such punchlist was submitted to Landlord within Tenant's Punchlist Period. Additionally, Landlord agrees to place in good working order all existing plumbing, lighting, heating, ventilating and air conditioning systems within the Leased Premises and all man doors and roll-up truck doors serving the Leased Premises to the extent that such systems and/or items are not in good operating condition as of the date Tenant accepts possession of the Leased Premises; provided that, and

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only if, Tenant notifies Landlord in writing of such failures or deficiencies within five business days from the date Tenant so accepts possession of the Leased Premises.

2.6 SURRENDER OF POSSESSION: Immediately prior to the expiration or upon the sooner termination of this Lease, Tenant shall remove all of Tenant's signs from the exterior of the Building and shall remove all of Tenant's equipment, trade fixtures, furniture, supplies, wall decorations and other personal property from within the Leased Premises, the Building and the Outside Areas, and shall vacate and surrender the Leased Premises, the Building, the Outside Areas and the Property to Landlord in the same condition, broom clean, as existed at the Lease Commencement Date, reasonable wear and tear excepted. Tenant shall repair all damage to the Leased Premises, the exterior of the Building and the Outside Areas caused by Tenant's removal of Tenant's property. Tenant shall patch and refinish, to Landlord's reasonable satisfaction, all penetrations made by Tenant or its employees to the floor, walls or ceiling of the Leased Premises, whether such penetrations were made with Landlord's approval or not. Tenant shall repair or replace all stained or damaged ceiling tiles, wall coverings and floor coverings to the reasonable satisfaction of Landlord. Tenant shall repair all damage caused by Tenant to the exterior surface of the Building and the paved surfaces of the Outside Areas and, where necessary, replace or resurface same. Additionally, Tenant shall, prior to the expiration or sooner termination of this Lease, remove any improvements constructed or installed by Tenant which Landlord requests be so removed by Tenant and repair all damage caused by such removal. If the Leased Premises, the Building, the Outside Areas and the Property are not surrendered to Landlord in the condition required by this Paragraph at the expiration or sooner termination of this Lease, Landlord may at Tenant's expense, so remove Tenant's signs, property and/or improvements not so removed and make such repairs and replacements not so made or hire, at Tenant's expense, independent contractors to perform such work. Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Leased Premises, the Building and the Outside Areas to the required condition, together with interest on all costs so incurred from the date paid by Landlord at the then maximum rate of interest not prohibited or made usurious by Law until paid. Tenant shall pay to Landlord the amount of all costs so incurred plus interest as above set forth within ten days of Landlord's billing Tenant for same. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Leased Premises, including, without limitation, any claims made by any succeeding tenant or any losses to Landlord due to lost opportunities to lease to succeeding tenants.

2.7 EARLY OCCUPANCY: If Tenant enters into possession of the Leased Premises prior to the Intended Commencement Date (or permits its contractors to enter the Leased Premises prior to the Intended Commencement Date), unless otherwise agreed in writing by Landlord, the Lease Commencement Date shall be deemed to have occurred on such sooner date, and Tenant shall be obligated to perform all its obligations under this Lease, including the obligation to pay rent, from that sooner date.

                                  ARTICLE 3:
                   RENT, LATE CHARGES AND SECURITY DEPOSITS

3.1 BASE MONTHLY RENT: Commencing on the Lease Commencement Date (as determined pursuant to Paragraph 2.3 above) and continuing throughout the Lease Term, Tenant shall pay to Landlord, without prior demand therefore, in advance on the first day of each calendar month, as base monthly rent, the amount set forth as "Base Monthly Rent" in Article 1 (the "Base Monthly Rent").

3.2 ADDITIONAL RENT: Commencing on the Lease Commencement Date (as determined pursuant to Paragraph 2.3 above) and continuing throughout the Lease Term, in addition to the Base Monthly Rent, Tenant shall pay to Landlord as additional rent (the "Additional Rent") the following amounts:

     A. An amount equal to all Property Operating Expenses (as defined in Article 13) incurred by Landlord. Payment shall be made by whichever of the following methods (or combination of methods) is (are) from time to time designated by Landlord:

          (1) Landlord may bill to Tenant, on a periodic basis not more frequently than monthly, the amount of such expenses (or group of expenses) as paid or incurred by Landlord, and Tenant shall pay to Landlord the amount of such expenses within ten days after receipt of a written bill therefore from Landlord; and/or

          (2) Landlord may deliver to Tenant Landlord's reasonable estimate of any given expense (such as Landlord's Insurance Costs or Real Property Taxes), or group of expenses, which it anticipates will be paid or incurred for the ensuing calendar or fiscal year, as Landlord may determine, and Tenant shall pay to Landlord an amount equal to the estimated amount of such expenses for such year in equal monthly installments during such year with the installments of Base Monthly Rent.

          (3) Landlord reserves the right to change from time to time the methods of billing Tenant for any given expense or group of expenses or the periodic basis on which such expenses are billed.

     B. Landlord's share of the consideration received by Tenant upon certain assignments and sublettings as required by Article 7.

     C. Any legal fees and costs that Tenant is obligated to pay or reimburse to Landlord pursuant to Article 13: and

     D. Any other charges or reimbursements due Landlord from Tenant pursuant to the terms of this Lease other than late charges and interest on defaulted rent.

3.3 YEAR-END ADJUSTMENTS: If Landlord shall have elected to bill Tenant for the Property Operating Expenses (or any group of such expenses) on an estimated basis in accordance with the provisions of Paragraph 3.2A(2) above, Landlord shall furnish to Tenant within three months following the end of the applicable calendar or fiscal year, as the case may be, a statement setting

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forth (i) the amount of such expenses paid or incurred during the just ended calendar or fiscal year, as appropriate, and (ii) the amount that Tenant has paid to Landlord for credit against such expenses for such period. If Tenant shall have paid more than its obligation for such expenses for the stated period, Landlord shall, at its election, either (i) credit the amount of such overpayment toward the next ensuing payment or payments of Additional Rent that would otherwise be due or (ii) refund in cash to Tenant the amount of such overpayment. If such year end statement shall show that Tenant did not pay its obligation for such expenses in full, then Tenant shall pay to Landlord the amount of such underpayment within ten days from Landlord's billing of same to Tenant. The provisions of this Paragraph shall survive the expiration or sooner termination of this Lease.

3.4 LATE CHARGE AND INTEREST ON RENT IN DEFAULT: Tenant acknowledges that the late payment by Tenant of any monthly installment of Base Monthly Rent or any Additional Rent will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amounts of which are extremely difficult or impractical to fix. Such costs and expenses will include, without limitation, administration and collection costs and processing and accounting expenses. Therefore, if any installment of Base Monthly Rent is not received by Landlord from Tenant within six calendar days after the same becomes due, Tenant shall immediately pay to Landlord a late charge in an amount equal to the amount set forth in Article I as the "Late Charge Amount", and if any Additional Rent is not received by Landlord within six calendar days after same becomes due, Tenant shall immediately pay to Landlord a late charge in an amount equal to ten percent of the Additional Rent not so paid. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the anticipated loss Landlord would suffer by reason of Tenant's failure to make timely payment. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within to pay any rental installment or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant's failure to pay each rental installment due under this Lease when due, including the right to terminate this Lease. If any rent remains delinquent for a period in excess of six calendar days, than, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not so paid from said sixth day at the then maximum rate of interest not prohibited or made usurious by Law until paid.

3.5 PAYMENT OF RENT: All rent shall be paid in lawful money of the United States, without any abatement, reduction or offset for any reason whatsoever, to Landlord at such address as Landlord may designate from time to time. Tenant's obligation to pay Base Monthly Rent and all Additional Rent shall be appropriately prorated at the commencement and expiration of the Lease Term. The failure by Tenant to pay any Additional Rent as required pursuant to this Lease when due shall be treated the same as a failure by Tenant to pay Base Monthly Rent when due, and Landlord shall have the same rights and remedies against Tenant as Landlord would have if Tenant failed to pay: the Base Monthly Rent when due.

3.6 PREPAID RENT: Tenant has paid to Landlord the amount set forth in Article 1 as "First Month's Prepaid Rent" as prepayment of rent for credit against the first installment(s) of Base Monthly Rent due hereunder. Additionally, Tenant has paid to Landlord the amount set forth in Article I as "Last Month's Prepaid Rent" as prepayment of rent for credit against the last installment's of Base Monthly Rent due hereunder, subject, however, to the provisions of Paragraph 3.7 below:

3.7 SECURITY DEPOSIT: Tenant has deposited with Landlord the amount set forth in
Article 1 as the "Security Deposit" as security for the performance by Tenant of the terms of this Lease to be performed by Tenant, and not as prepayment of rent. Landlord may apply such portion or portions of the Security Deposit as are reasonably necessary for the following purposes: (i) to remedy any default by Tenant in the payment of Base Monthly Rent or Additional Rent or a late charge or interest on defaulted rent; (ii) to repair damage to the Leased Premises, the Building or the Outside Areas caused by Tenant; (iii) to clean and repair the Leased Premises, the Building or the Outside Areas following their surrender to Landlord if not surrendered in the condition required pursuant to the provisions of Article 2; and (iv) to remedy any other default of Tenant to the extent permitted by Law including, without limitation, paying in full on Tenant's behalf any sums claimed by materialmen or contractors of Tenant to be owing to them by Tenant for work done or improvements made at Tenant's request to the Leased Premises. In this regard, Tenant hereby waives any restrictions on the uses to which the Security Deposit may be applied as contained in Section 1950.7(c) of the California Civil Code and/or any successor statute. In the event the Security Deposit or any portion thereof is so used, Tenant shall pay to Landlord, promptly upon demand, an amount in cash sufficient to restore the Security Deposit to the full original sum. If Tenant fails to promptly restore the Security Deposit and if Tenant shall have paid to Landlord any sums as "Last Month's Prepaid Rent", Landlord may, in addition to any other remedy Landlord may have under this Lease, reduce the amount of Tenant's Last Month's Prepaid Rent by transferring all or portions of such Last Month's Prepaid Rent to Tenant's Security Deposit until such Security Deposit is restored to the amount set forth in Article 1. Landlord shall not be deemed a trustee of the Security Deposit. Landlord may use the Security Deposit in Landlord's ordinary business and shall not be required to segregate it from its general accounts. Tenant shall not be entitled to any interest on the Security Deposit. If Landlord transfers the Building or the Property during the Lease Term, Landlord may pay the Security Deposit to any subsequent owner in conformity with the provisions of Section 1950.7 of the California Civil Code and/or any successor statute, in which event the transferring landlord shall be released from all liability for the return of the Security Deposit. Tenant specifically grants to Landlord (and Tenant hereby waives the provisions of California Civil Code Section 1950.7 to the contrary) a period of sixty days following a surrender of the Leased Premises by Tenant to Landlord within which to restore the Security Deposit (less permitted deductions) to Tenant, it being agreed between Landlord and Tenant that sixty days is a reasonable period of time within which to inspect the Leased Premises, make required repairs, receive and verify workmen's billings therefore, and prepare a final accounting with respect to such deposit. In no event shall the Security Deposit, or any portion thereof, be considered prepaid rent.

                                  ARTICLE 4:
                    USE OF LEASE PREMISES AND OUTSIDE AREA

4.1 PERMITTED USE: Tenant shall be entitled to use the Leased Premises solely for the "Permitted Use" as set forth in Article I and for no other purpose whatsoever. Tenant shall continuously and without interruption use the Leased Premises for such purpose for the entire Lease Term. Any discontinuance of such use for a period of thirty consecutive calendar days shall be, at Landlord's election, a default by Tenant under the terms of this Lease. Tenant shall have the right to use the Outside Areas in conjunction with

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its Permitted Use of the Leased Premises solely for the purposes for which they were designed and intended and for no other purposes whatsoever.

4.2 GENERAL LIMITATIONS ON USE: Tenant shall not do or permit anything to be done in or about the Leased Premises, the Building, the Outside Areas or the Property which does or could (i) jeopardize the structural integrity of the Building or (ii) cause damage to any part of the Leased Premises, the Building, the Outside Areas or the Property. Tenant shall not operate any equipment within the Leased Premises which does or could (i) injure, vibrate or shake the Leased Premises or the Building, (ii) damage, overload or impair the efficient operation of any electrical, plumbing, heating, ventilating or air conditioning systems within or servicing the Leased Premises or the Building or (iii) damage or impair the efficient operation of the sprinkler systems (if any) within or servicing the Leased Premises or the Building. Tenant shall not install any equipment or antennas on or make any penetrations of the exterior walls or roof of the Building. Tenant shall not affix any equipment to or make any penetrations or cuts in the floor, ceiling or walls of the Leased Premises. Tenant shall not place any loads upon the floors, wails, ceiling or roof systems which could endanger the structural integrity of the Building or damage its floors, foundations or supporting structural components. Tenant shall not place any explosive, flammable or harmful fluids or other waste materials in the drainage systems of the Leased Premises, the Building, the Outside Areas or the Property. Tenant shall not drain or discharge any fluids in the landscaped areas or across the paved areas of the Property. Tenant shall not use any of the Outside Areas for the storage of its materials, supplies, inventory or equipment, and all such materials, supplies, inventory or equipment shall at all times be stored within the Leased Premises. Tenant shall not commit nor permit to be committed any waste in or about the Leased Premises, the Building, the Outside Areas or the Property.

4.3 NOISE AND EMISSIONS: All noise generated by Tenant in its use of the Leased Premises shall be confined or muffled so that it does not interfere with the businesses of or annoy the occupants and/or users of adjacent properties. All dust, fumes, odors and other emissions generated by Tenant's use of the Leased Premises shall be sufficiently dissipated in accordance with sound environmental practices and exhausted from the Leased Premises in such a manner so as not to interfere with the businesses of or annoy the occupants and/or users of adjacent properties, or cause any damage to the Leased Premises, the Building, the Outside Areas or the Property or any component part thereof or the property of adjacent property owners.

4.4 TRASH DISPOSAL: Tenant shall provide trash bins (or other adequate garbage disposal facilities) within the trash enclosure areas provided or permitted by Landlord outside the Leased Premises sufficient for the interim disposal of all of its trash, garbage and waste. All such trash, garbage and waste temporarily stored in such areas shall be stored in such a manner so that it is not visible from outside of such areas, and Tenant shall cause such trash, garbage and waste to be regularly removed from the Property at Tenant's sole cost. Tenant shall at all times keep the Leased Premises, the Building, the Outside Areas and the Property in a clean, safe and neat condition free and clear of all trash, garbage, waste and/or boxes, pallets and containers containing same at all times.

4.5 PARKING: Tenant shall not, at any time, park or permit to be parked any recreational vehicles, inoperative vehicles or equipment in the Outside Areas or on any portion of the Property. Tenant agrees to assume responsibility for compliance by its employees and invitees with the parking provisions contained herein. If Tenant or its employees park any vehicle within the Property in violation of these provisions, then Landlord may, in addition to any other remedies Landlord may have under this Lease, charge Tenant, as Additional Rent, and Tenant agrees to pay, as Additional Rent, Ten Dollars per day for each day or partial day that each such vehicle is so parked within the Property.

4.6 SIGNS: Other than one business identification sign which is first approved by Landlord in accordance with this Paragraph, Tenant shall not place or install on or within any portion of the Leased Premises, the exterior of the Building, the Outside Areas or the Property any sign, advertisement, banner, placard, or picture which is visible from the exterior of the Leased Premises. Tenant shall not place or install on or within any portion of the Leased Premises, the exterior of the Building, the Outside Areas or the Property any business identification sign which is visible from the exterior of the Leased Premises until Landlord shall have first approved in writing the location, size, content, design, method of attachment and material to be used in the making of such sign. Any sign, once approved by Landlord, shall be installed only in strict compliance with Landlord's approval, at Tenant's expense, using a person first approved by Landlord to install same. Landlord may remove any signs (which have not been first approved in writing by Landlord), advertisements, banners placards or pictures so placed by Tenant on or within the Leased Premises, the exterior of the Building, the Outside Areas or the Property and charge to Tenant the cost of such removal, together with any costs incurred by Landlord to repair any damage caused thereby, including any cost incurred to restore the surface upon which such sign was so affixed to its original condition. Tenant shall remove all of Tenant's signs, repair any damage caused thereby, and restore the surface upon which the sign was affixed to its original condition, all to Landlord's reasonable satisfaction, upon the termination of this Lease.

4.7 COMPLIANCE WITH LAWS AND PRIVATE RESTRICTIONS: Tenant shall abide by and shall promptly observe and comply with, at its sole cost and expense, all Laws and Private Restrictions respecting the use and occupancy of the Leased Premises, the Building, the Outside Areas or the Property including, without limitation, all Laws governing the use and/or disposal of hazardous materials, and shall defend with competent counsel, indemnify and hold Landlord harmless from any claims, damages or liability resulting from Tenant's failure to do so. The indemnity provision of this Paragraph shall survive the expiration or sooner termination of this Lease, with respect to any activities of Tenant occurring on or about the Property while Tenant was in possession of the Lease Premises.

4.8 COMPLIANCE WITH INSURANCE REQUIREMENTS: With respect to any insurance policies required or permitted to be carried by Landlord in accordance with the provisions of this Lease, Tenant shall not conduct (or permit any other person to conduct) any activities nor keep, store or use (or allow any other person to keep, store or use) any item or thing within the Leased Premises, the Building, the Outside Areas or the Property which (i) is prohibited under the terms of any of such policies, (ii) could result in the termination of the coverage afforded under any of such policies, (iii) could give to the insurance carrier the right to cancel any of such policies, or (iv) could cause an increase in the rates (over standard rates) charges for the coverage afforded under any of such policies. Tenant shall comply with all requirements of any insurance company, insurance underwriter, or Board of Fire

Underwriters which are necessary to maintain, at standard rates, the insurance coverage's carried by either Landlord or Tenant pursuant to this Lease.

4.9 LANDLORD'S RIGHT TO ENTER: Landlord and its agents shall have the right to enter the Leased Premises during normal business hours after giving Tenant reasonable notice and subject to Tenant's reasonable security measures for the purpose of (i) inspecting the same; (ii) showing the Leased Premises to prospective purchasers, mortgages or tenants: (iii) making necessary alterations, additions or repairs; (iv) performing any of Tenant's obligations when Tenant has failed to do so. Landlord shall have the right to enter the Leased Premises during normal business hours (or as otherwise agreed), subject to Tenant's reasonable security measures, for purposes of supplying any maintenance or services agreed to be supplied by Landlord. Landlord shall have the right to enter the Outside Areas during normal business hours for purposes of (i) inspecting the exterior of the Building and Outside Areas, (ii) posting notices of non-responsibility, and (iii) supplying any services to be provided by Landlord. Any entry into the Leased Premises or the Outside Areas obtained by Landlord in accordance with this Paragraph shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Leased Premises, or an eviction, actual or constructive of Tenant from the Leased Premises or any portion thereof.

4.10 USE OF OUTSIDE AREAS: Tenant, in its use of the Outside Areas, shall at all times keep the Outside Areas in a safe condition free and clear of all materials, equipment, debris, trash (except within existing enclosed trash areas), inoperable vehicles, and other items which are not specifically permitted by Landlord to be stored or located thereon by Tenant. If, in the opinion of Landlord, unauthorized persons are using any of the Outside Areas by reason of, or under claim of, the express or implied authority or consent of Tenant, then Tenant, upon demand of Landlord, shall restrain, to the fullest extent then allowed by Law, such unauthorized use, and shall initiate such appropriate proceedings as may be required to so restrain such use.

4.11 RULES AND REGULATIONS: Landlord shall have the right from time to time to establish reasonable rules and regulations and/or amendments or additions thereto respecting the use of the Leased Premises and the Outside Areas for the care and orderly management of the Property. Upon delivery to Tenant of a copy of such rules and regulations or any amendments or additions thereto, Tenant shall comply with such rules and regulations. A violation by Tenant of any of such rules and regulations shall constitute a default by Tenant under this Lease. If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Landlord shall not be responsible or liable to Tenant for the violation of such rules and regulations by any other tenant of the Property.

4.12 ENVIRONMENTAL PROTECTION: Landlord may voluntarily cooperate in a reasonable manner with the efforts of all governmental agencies in reducing actual or potential environmental damage. Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such compliance or cooperation. Tenant agrees at all times to cooperate fully with Landlord and to abide by all rules and regulations and requirements which Landlord may reasonably prescribe in order to comply with the requirements and recommendations of governmental agencies regulating, or otherwise involved in, the protection of the environment.

                                   ARTICLE 5
                 REPAIRS, MAINTENANCE, SERVICES AND UTILITIES

5.1 REPAIR AND MAINTENANCE: Except in the case of damage to or destruction of the Leased Premises, the Building, the Outside Areas or the Property caused by an Act of God or other peril, in which case the provisions of Article 10 shall control, the parties shall have the following obligations and responsibilities with respect to the repair and maintenance of the Leased Premises, the Building and the Outside Areas.

     A. Tenants Obligation: Tenant shall, at all times during the Lease Term and at its sole cost and expense, regularly clean and continuously keep and maintain in good order, condition and repair the Leased Premises and every part thereof including, without limiting the generality of the foregoing, (i) all interior walls, floors and ceilings, (ii) all windows, doors and skylights,
(iii) all electrical wiring, conduits, connectors and fixtures, (iv) all plumbing, pipes, sinks, toilets, faucets and drains, (v) all lighting fixtures, bulbs and lamps, (vi) all heating ventilating and air conditioning equipment, and (vii) all entranceways to the Leased Premises. Tenant, if requested to do so by Landlord, shall hire, at Tenant's sole cost and expense, a licensed heating, ventilating and air conditioning contractor to regularly and periodically (not less frequently than every three months) inspect and perform required maintenance on the heating, ventilating and air conditioning equipment and systems serving the Leased Premises, or alternatively, Landlord may, at its election, contract in its own name for such regular and periodic inspections of and maintenance on such heating, ventilating and air conditioning equipment and systems and charge to Tenant, as additional Rent, the cost thereof. Tenant shall, at all times during the Lease Term, keep in a clean and safe condition the Outside Areas. Tenant shall regularly and periodically sweep and clean the driveways and parking areas. Tenant shall, at its sole cost and expense, repair all damage to the Leased Premises, the Building, the Outside Areas or the Property caused by the activities of Tenant, its employees, invitees or contractors promptly following written notice from Landlord to so repair such damage. If Tenant shall fail to perform the required maintenance or fail to make repairs required of it pursuant to this Paragraph within a reasonable period of time following notice from Landlord to do so, then Landlord may, at its election and without waiving any other remedy it may otherwise have under this Lease or at Law, perform such maintenance or make such repairs and charge to Tenant, as Additional Rent, the costs so incurred by Landlord for same. All glass within or a part of the Leased Premises, both interior and exterior, is at the sole risk of Tenant and any broken glass shall promptly be replaced by Tenant at Tenant's expense with glass of the same kind, size and quality.

     B. Landlord's Obligation: Landlord shall, at all times during the Lease Term, maintain in good condition and repair: (i) the exterior and structural parts of the Building (including the foundation, subflooring, load-bearing and exterior wails, and roof); and (ii) the landscaped areas located outside the Building. The provisions of this Subparagraph B shall in no way limit the right of Landlord to charge to Tenant, as Additional Rent pursuant to Article 3 (to the extent permitted pursuant to Article 3), the costs incurred by Landlord in performing such maintenance and/or making such repairs.

5.2 UTILITIES: Tenant shall arrange, at its sole cost and expense and in its own name, for the supply of gas and electricity to the Leased Premises. In the event that such services are not separately metered, Tenant shall, at its sole expense, cause such meters to be installed. Landlord shall maintain the water meter(s) in its own name, provided, however, that if at any time during the Lease Term Landlord shall require Tenant to put the water service in Tenant's name, Tenant shall do so at Tenant's sole cost. Tenant shall be responsible for determining if the local supplier of water, gas and electricity can supply the needs of Tenant and whether or not the existing water, gas and electrical distribution systems within the Building and the Leased Premises are adequate for Tenant's needs. Tenant shall be responsible for determining if the existing sanitary and storm sewer systems now servicing the Leased Premises and the Property are adequate for Tenant's needs. Tenant shall pay all charges for water, gas, electricity, and storm and sanitary sewer services as so supplied to the Leased Premises, irrespective of whether or not the services are maintained in Landlord's or Tenant's name.

5.3 SECURITY: Tenant acknowledges that Landlord has not undertaken any duty whatsoever to provide security for the Leased Premises, the Building, the Outside Areas or the Property and accordingly, Landlord is not responsible for the security of same or the protection of Tenant's property or Tenant's employees, invitees or contractors. To the extent Tenant determines that such security or protection services are advisable or necessary, Tenant shall arrange for and pay the costs of providing same.

5.4 ENERGY AND RESOURCE CONSUMPTION: Landlord may voluntarily cooperate in a reasonable manner with the efforts of governmental agencies and/or utility suppliers in reducing energy or other resource consumption within the Property. Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such compliance or cooperation. Tenant agrees at all times to cooperate fully with Landlord and to abide by all reasonable rules established by Landlord (i) in order to maximize the efficient operation of the electrical, heating, ventilating and air conditioning systems and all other energy or other resource consumption systems within the Property and/or (ii) in order to comply with the requirements and recommendations of utility suppliers and governmental agencies regulating the consumption of energy and/or other resources.

5.5 LIMITATION OF LANDLORD'S LIABILITY: Landlord shall not be liable to Tenant for injury to Tenant, its employees, agents, invitees or contractors, damage to Tenant's property or loss of Tenant's business or profits, nor shall Tenant be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of (i) Landlord's failure to provide security services or systems within the Property for the protection of the Leased Premises, the Building or the Outside areas, or the protection of Tenant's property or Tenant's employees, invitees, agents or contractors, or (ii) Landlord's failure to perform any maintenance or repairs to the Leased Premises, the Building, the Outside Areas or the Properly until Tenant shall have first notified Landlord, in writing, of the need for such maintenance or repairs, and then only after Landlord shall have had a reasonable period of time following its receipt of such notice within which to perform such maintenance or repairs, or (iii) any failure, interruption, rationing or other curtailment in the supply of water, electric current, gas or other utility service to the Leased Premises, the Building, the Outside Areas or the Property from whatever cause (other than Landlord's sole active negligence or willful misconduct), or (iv) the unauthorized intrusion or entry into the Leased Premises by third parties (other than Landlord). Under no circumstances whatsoever shall Landlord be liable to Tenant for loss of Tenant's business or profits, consequential damages, punitive damages nor shall Tenant be entitled to, under any circumstances, terminate this Lease.

                                   ARTICLE 6
                         ALTERATIONS AND IMPROVEMENTS

6.1 TENANT: Tenant shall not make any alterations to or modifications of the Leased Premises or construct any improvements within the Leased Premises until Landlord shall have first approved, in writing, the plans and specifications therefore, which approval shall not be unreasonably withheld. All such modifications, alterations or improvements, once so approved, shall be made, constructed or installed by Tenant at Tenant's expense (including all permit fees and governmental charges related thereto), using a licensed contractor first approved by Landlord, in substantial compliance with the Landlord approved plans and specifications therefore. All work undertaken by Tenant shall be done in accordance with all Laws and in a good and workmanlike manner using new materials of good quality. Tenant shall not commence the making of any such modifications or alterations or the construction of any such improvements until
(i) all required governmental approvals and permits shall have been obtained,
(ii) all requirements regarding insurance imposed by this Lease have been satisfied, (iii) Tenant shall have given Landlord at least five business days prior written notice of its intention to commence such work so that Landlord may post and file notices of non-responsibility, and (iv) if requested by Landlord, Tenant shall have obtained contingent liability and broad form builder's risk insurance in an amount satisfactory to Landlord to cover any perils relating to the proposed work not covered by insurance carried by Tenant pursuant to Article
9. In no event shall Tenant make any modifications, alterations or improvements whatsoever to the Outside Areas or the exterior or structural components of the Building including, without limitation, any cuts or penetrations in the floor, roof or exterior walls of the Leased Premises. As used in this Article, the term "modifications, alterations and/or improvements" shall include, without limitation, the installation of additional electrical outlets, overhead lighting fixtures, drains, sinks, partitions, doorways, or the like.

6.2 OWNERSHIP OF IMPROVEMENTS: All modifications, alterations and improvements made or added to the Leased Premises by Tenant (other than Tenant's inventory, equipment, movable furniture, wall decorations and trade fixtures) shall be deemed real property and a part of the Leased Premises, but shall remain the property of Tenant during the Lease Term. Any such modifications, alterations or improvements, once completed, shall not be altered or removed from the Leased Premises during the Lease Term without Landlord written approval first obtained in accordance with the provisions of Paragraph 6.1 above. At the expiration or sooner termination of this Lease, all such modifications, alterations and improvements (other than Tenant's inventory, equipment, movable furniture, wall decorations and trade fixtures) shall automatically become the property of Landlord and shall be surrendered to Landlord as a part of the Leased Premises as required pursuant to Article 2, unless Landlord shall require Tenant to remove any of such modifications, alterations or improvements in accordance with the provisions of Article 2, in which case Tenant shall so remove same. Landlord shall have no obligation to reimburse to Tenant all or any portion of the cost or value of any such modifications, alterations or improvements so surrendered to Landlord. All modifications, alterations or improvements which are installed or constructed on or attached to the Leased Premises by Landlord at Landlord's expense shall be deemed real property and a part of the Leased Premises and shall be the property of Landlord. All lighting, plumbing, electrical, heating, ventilating and air conditioning fixtures, partitioning, window coverings, wall coverings and floor coverings installed by Tenant shall be deemed improvements to the Leased Premises and not trade fixtures of Tenant.

6.3 ALTERATIONS REQUIRED BY LAW: Tenant shall make all modifications, alterations and improvements to the Leased Premises, at its sole cost, that are required by any Law because of (i) Tenant's use or occupancy of the Leased Premises, the Building, the Outside Areas or the Property, (ii) Tenant's application for any permit or governmental approval, or (iii) Tenant's making of any modifications, alterations or improvements to or within the Leased Premises. If Landlord shall, at any time during the Lease Term, be required by any governmental authority to make any modifications, alterations or improvements to the Building or the Property, the cost incurred by Landlord in making such modifications, alterations or improvements, including an eighteen percent per annum cost of money factor, shall be amortized by Landlord over the useful life of such modifications, alterations or improvements, as determined in accordance with generally accepted accounting standards, and the monthly amortized cost of such modifications, alterations and improvements as so amortized shall be considered a Property Maintenance Cost.

6.4 LIENS: Tenant shall keep the Property and every part thereof free from any liens and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant, its agents, employees or contractors relating to the Property. If any such claim of lien is recorded against Tenant's interest in this Lease, the Property or any part thereof, Tenant shall bond against, discharge or otherwise cause such lien to be entirely released within ten days after the same has been so recorded. Tenant's failure to do so shall be conclusively deemed a material default under the terms of this Lease.

                                  ARTICLE 7:
                      ASSIGNMENT AND SUBLETTING BY TENANT

7.1 BY TENANT: Tenant shall not sublet the Leased Premises for any portion thereof or assign or encumber its interest in this Lease, whether voluntarily or by operation of Law, without Landlord's prior written consent first obtained in accordance with the provisions of this Article 7. Any attempted subletting, assignment or encumbrance without Landlord's prior written consent, at Landlord's election, shall constitute a default by Tenant under the terms of this Lease. Notwithstanding the foregoing, Tenant may sublease up to, but not exceeding, fifty percent (50%) of the Leased Premises, in the aggregate (taking into account any then-existing sublettings of the Leased Premises to any Affiliate(s) (as defined below)), to an Affiliate without the prior written consent of Landlord provided that, in each instance, (i) Tenant provides Landlord with prior written notice of the sublease in question and promptly furnishes Landlord with the documents and information described in Section 7.3 below, (ii) the conditions described in Section 7.4 below have been fully and completely satisfied with respect to such proposed sublease (with any purported sublease to an Affiliate made prior to such satisfaction being void and, at Landlord's election, shall constitute a material default by Tenant under this Lease, all as provided in Section 7.4 below), (iii) all other terms and conditions of this Article 7 shall apply to such sublease (other than the requirement that Tenant obtain the prior written consent of Landlord thereto), and (iv) such sublease is not a subterfuge by Tenant to avoid its obligations or the transfer restrictions under this Lease. For purposes hereof, an "Affiliate" shall mean any entity that controls, is controlled by or is under common control with Tenant, and "control" shall mean the direct or indirect ownership of more than fifty percent (50%) of the voting securities of any entity or possession of the right to vote more than fifty percent (50%) of the voting interest in the ordinary direction of the entity's affairs. Any dissolution, merger, consolidation or other reorganization of an Affiliate following a sublease to such Affiliate permitted to be made hereunder without Landlord's consent, or the sale or other transfer in the aggregate over the Lease Term of a controlling percentage (as defined in Section 7.2 below, with the term "Tenant" as used in such definition meaning such Affiliate for purposes of such application) of the capital stock of such Affiliate, shall be deemed a voluntarily assignment of Tenant's interest in this Lease as it relates to the portion of the Leased Premises being subleased by such Affiliate, which assignment shall be subject to all the terms and conditions of this Article 7, including, without limitation, the notice and consent requirements set forth in this Article 7. The acceptance of rent by Landlord from any person or entity other than Tenant, or the acceptance of rent by Landlord from Tenant with knowledge of a violation of the provisions of this Paragraph, shall not be deemed to be a waiver by Landlord of any provision of this Article or this Lease or to be a consent to any subletting by Tenant or any assignment or encumbrance of Tenant's interest in this Lease.

7.2 MERGER OR REORGANIZATION: If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or other transfer in the aggregate over the Lease Term of a controlling percentage of the capital stock of Tenant, shall be deemed a voluntary assignment of Tenant's interest in this Lease. The phrase "controlling percentage" means the ownership of and the right to vote stock possessing more than fifty percent of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors. If Tenant is a partnership, a withdrawal or change, voluntary, involuntary or by operation of Law, of any general partner, or the dissolution of the partnership, shall be deemed a voluntary assignment of Tenant's interest in this Lease.

7.3 LANDLORD'S ELECTION: If Tenant shall desire to assign its interest under this Lease or to sublet the Leased Premises, Tenant must first notify Landlord, in writing, of its intent to so assign or sublet, at lease sixty days in advance of the date it intends to so assign its interest in this Lease or sublet the Leased Premises but not sooner than one hundred eighty days in advance of such date, specifying in detail the terms of such proposed assignment or subletting, including the name of the proposed assignee or sublessee, the proposed assignee's or sublessee's intended use of the Leased Premises, a current financial statement of such proposed assignee or sublessee, the form of documents to be used in effectuating such assignment or subletting and such other information as Landlord may reasonably request. Landlord shall have a period of fifteen days following receipt of such notice and the required information within which to do one of the following: (a) cancel and terminate this Lease effective as of the intended subletting or assignment date set forth in Tenant's notice (provided, however as it relates to sublettings, said cancellation and termination right shall only apply to a proposed subletting if, by reason of the proposed subletting in question, seventy-five percent (75%) or more of the Leased Premises, in the aggregate (taking into account any then-exiting sublettings of the Leased Premises), will be sublet), or (b) if Landlord shall not have elected to cancel and terminate this lease to either (i) consent to such requested assignment or subletting subject to Tenant's compliance with the conditions set forth in Paragraph 7.4 below or (ii) refuse to so consent to such requested assignment or subletting, provided that such consent shall not be unreasonably refused. During said fifteen day period, Tenant covenants and agrees to supply to Landlord, upon request, all necessary or relevant information which Landlord may reasonably request respecting such proposed assignment of subletting and/or the proposed assignee or sublessee.

7.4 CONDITIONS TO LANDLORD'S CONSENT: If Landlord elects to consent, or shall have been ordered to so consent by a court of competent jurisdiction, to such requested assignment, subletting or encumbrance, such consent shall be expressly conditioned upon the occurrence of each of the conditions below set forth, and any purported assignment, subletting or encumbrance made or ordered prior to the full and complete satisfaction of each of the following conditions shall be void and, at the election of Landlord, which election may be exercised at any time following such a purported assignment, subletting or encumbrance but prior to the satisfaction of each of the stated conditions, shall constitute a material default by Tenant under this Lease until cured by satisfying in full each such condition by the assignee, sublessee or encumbrancer. The conditions are as follows:

     A. Landlord having approved in form and substance the assignment or sublease agreement (or the encumbrance agreement), which approval shall not be unreasonably withheld by Landlord if the requirements of this Article 7 are otherwise complied with.

     B. Each such sublessee or assignee having agreed, in writing satisfactory to Landlord and its counsel and for the benefit of Landlord, to assume, to be bound by, and to perform the obligations of this Lease to be performed by Tenant (or, in the case of an encumbrance, each such encumbrancer having similarly agreed to assume, be bound by and to perform Tenant's obligations upon a foreclosure or transfer in lieu thereof).

     C. Tenant having fully and completely performed all of its obligations under the terms of this Lease through and including the date of such assignment or subletting.

     D. Tenant having reimbursed to Landlord all reasonable costs and reasonable attorney's fees incurred by Landlord in conjunction with the processing and documentation of any such requested subletting, assignment or encumbrance.

     E. Tenant having delivered to Landlord a complete and fully executed duplicate original of such sublease agreement, assignment agreement or encumbrance (as applicable) and all related agreements.

     F. Tenant having paid, or having agreed in writing to pay as to future payments, to Landlord one hundred percent of all assignment consideration or excess rentals to be paid to Tenant or to any other on Tenant's behalf or for Tenant's benefit for such assignment or subletting as follows:

          (1) If Tenant assigns its interest under this Lease and if all or a portion of the consideration for such assignment is to be paid by the assignee at the time of the assignment, that Tenant shall have paid to Landlord and Landlord shall have received an amount equal to one hundred percent of the assignment consideration so paid or to be paid (whichever is the greater) at the time of the assignment by the assignee; or

          (2) If Tenant assigns its interest under this Lease and if Tenant is to receive all or a portion of the consideration for such assignment in future installments, that Tenant and Tenant's assignee shall have entered into a written agreement with and for the benefit of Landlord satisfactory to Landlord and its counsel whereby Tenant and Tenant's assignee jointly agree to pay to Landlord an amount equal to one hundred percent of all such future assignment consideration installments to be paid by such assignee as and when such assignment consideration is so paid.

          (3) If Tenant subleases the Leased Premises, that Tenant and Tenant's sublessee shall have entered into a written agreement with and for the benefit of Landlord satisfactory to Landlord and its counsel whereby Tenant and Tenant's sublessee jointly agree to pay to Landlord one hundred percent of all excess rentals to be paid by such sublessee as and when such excess rentals are so paid.

7.5 ASSIGNMENT CONSIDERATION AND EXCESS RENTALS DEFINED: For purposes of this Article, the term "assignment consideration" shall mean all consideration to be paid by the assignee to Tenant or to any other on Tenant's behalf or for Tenant's benefit as consideration for such assignment, less any commissions paid by Tenant to a licensed real estate broker for arranging such assignment (not to exceed then standard rates), and the term "excess rentals" shall mean all consideration to be paid by the sublessee to Tenant or to any other on Tenant's behalf or for Tenant's benefit for the sublease of the Leased Premises in excess of the rent due to Landlord under the terms of this Lease for the same period, less any commissions paid by Tenant to a licensed real estate broker for arranging such sublease (not to exceed then standard rates). Tenant agrees that the portion of any assignment consideration and/or excess rentals arising from any assignment or subletting by Tenant which is to be paid to Landlord pursuant to this Article now is and shall then be the property of Landlord and not the property of Tenant. Assignment Consideration and Excess Rentals shall also include: any consideration of any kind received, or to be received, by Tenant as a result of the Transfer, if such sums are related to Tenant's interest in this Lease or in the Premises, including payments from or on behalf of the transferee (in excess of the book value thereof) for Tenant's assets, fixtures, leasehold improvements, inventory, accounts, goodwill, equipment, furniture, and general intangibles.

7.6 PAYMENTS: All payments required by this Article to be made to Landlord shall be made in cash in full as and when they become due. At the time Tenant, Tenant's assignee or sublessee makes each such payment to Landlord, Tenant or Tenant's assignee or sublessee, as the case may be, shall deliver to Landlord an itemized statement in reasonable detail showing the method by which the amount due Landlord was calculated and certified by the party making such payment as true and correct.

7.7 GOOD FAITH: The rights granted to Tenant by this Article are granted in consideration of Tenant's express covenant that all pertinent allocations which are made by Tenant between the rental value of the Leased Premises and the value of any of Tenant's personal property which may be conveyed or leased generally concurrently with and which may reasonably be considered a part of the same transaction as the permitted assignment or subletting shall be made fairly, honestly, and in good faith. If Tenant shall breach this Covenant of Good Faith, Landlord may immediately declare Tenant to be in default under the terms of this Lease and terminate this Lease and/or exercise any other rights and remedies Landlord would have under the terms of this Lease in the case of a material default by Tenant under this Lease.

7.8 EFFECT OF LANDLORD'S CONSENT: No subletting, assignment or encumbrance, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligations to pay rent and to perform all of the other obligations to be performed by Tenant hereunder. Consent by Landlord to one or more assignments or encumbrances of Tenant's interest in this Lease or to one or more sublettings of the Leased Premises shall not be deemed to be a consent to any subsequent assignment, encumbrance or subletting. If Landlord shall have been ordered by a court of competent jurisdiction to consent to a requested assignment or subletting, or such an assignment or subletting shall have been ordered over the objections of Landlord, such assignment or subletting shall not be binding between the assignee (or sublessee) and Landlord until such time as all conditions set forth in Paragraph 7.4 above have been fully satisfied (to the extent not then satisfied) by the assignee or sublessee, including, without limitation, the payment to Landlord of all agreed assignment considerations and/or excess rentals then due Landlord.

                                   ARTICLE 8
               LIMITATION ON LANDLORD'S LIABILITY AND INDEMNITY

8.1 LIMITATION ON LANDLORD'S LIABILITY AND RELEASE: Landlord shall not be liable to Tenant for, and Tenant hereby releases Landlord and its partners, principals, officers, and agents and employees from, any and all liability, whether in contract, tort or on any other basis, for any injury to or any damage sustained by Tenant, Tenant's agents, employees, contractors or invitees; any damage to Tenant's property; or any loss to Tenant's business, loss of Tenant's profits or other financial loss of Tenant resulting from or attributable to the condition of, the management of, the repair or maintenance of, the protection of, the supply of services or utilities to, the damage to or destruction of the Leased Premises, the Building, the Project or the Common Areas, including without limitation (i) the failure, interruption, rationing or other curtailment or cessation in the supply of electricity, water, gas or other utility service to the Project, the Building or the Leased Premises; (ii) the vandalism or forcible entry into the Building or the Leased Premises; (iii) the penetration of water into or onto any portion of the Leased Premises through roof leaks or otherwise;
(iv) the failure to provide security and/or adequate lighting in or about the Project, the Building or the Leased Premises; (v) the existence of any design or construction defects within the Project, the Building or the Leased Premises;
(vi) the failure of any mechanical systems to function properly (such as the HVAC systems); (vii) the blockage of access to any portion of the Project, the Building or the Leased Premises, except that Tenant does not so release Landlord from such liability to the extent such damage was proximately caused by Landlord's gross negligence, willful misconduct, or Landlord's failure to perform an obligation expressly undertaken pursuant to this Lease after a reasonable period of time shall have lapsed following receipt of written notice from Tenant to so perform such obligation. In this regard, Tenant acknowledges that is fully apprised of the provisions of Law relating to releases, and particularly to those provisions contained in Section 1542 of the California Civil Code which reads as follows:

          A general release does not exceed to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Notwithstanding such statutory provision, and for the purpose of implementing a full and complete release and discharge, Tenant hereby (i) waives the benefit of such statutory provision and (ii) acknowledges that, subject to the exceptions specifically set forth herein, the release and discharge set forth in this Paragraph is a full and complete settlement and release and discharge of all claims and is intended to include in its effect, without limitation, all claims which Tenant, as of the date hereof, does not know of or suspect to exist in its favor.

8.2 TENANTS INDEMNIFICATION OF LANDLORD: Tenant shall defend with competent counsel satisfactory to Landlord any claims made or legal actions filed or threatened against Landlord with respect to the violation of any law, or the death, bodily injury, personal injury, property damage, or interference with contractual or property rights suffered by any third party (including other tenants within the Project) occurring within the Leased Premises or resulting from Tenant's use or occupancy of the Leased Premises, the Building or the Outside Areas, or resulting from Tenant's activities in or about the Leased Premises, the Building, the Outside Areas or the Property, and Tenant shall indemnify and hold Landlord, Landlord's principals, employees, agents and contractors harmless from any loss, liability, penalties, or expense whatsoever (including any loss attributable to vacant space which otherwise would have been leased, but for such activities) resulting therefrom, except to the extent proximately caused by the gross negligence or willful misconduct of Landlord. This indemnity agreement shall survive until the latter to occur of (i) the date of the expiration, or sooner termination, of this Lease, or (ii) the date Tenant actually vacates the Leased Premises.

                                  ARTICLE 9:

9.1 TENANT'S INSURANCE: Tenant shall maintain insurance complying with all of the following:

     A. Tenant shall procure, pay for and keep in full force and effect, at all times during the Lease Term, the following:

     (1) Commercial general liability insurance insuring Tenant against liability for personal injury, bodily injury, death and damage to property occurring within the Leased Premises, or resulting from Tenants use or occupancy of the Leased Premises, the Building, the Outside Areas or the Property, or resulting from Tenant's activities in or about the Leased Premises or the Property, with combined single limit coverage of no less than the amount of Tenant's Required Liability coverage (as set forth in Article 1), which insurance shall contain a "broad form liability" endorsement insuring Tenant's performance of Tenant's obligation to indemnify Landlord as contained in Article 8.2.
     (2) Fire and property damage insurance in so-called "fire and extended coverage" form insuring Tenant against loss from physical damage to Tenant's personal property, inventory, trade fixtures and improvements within the Leased Premises with coverage for the full actual replacement cost thereof;

     (3) Plate-glass insurance, at actual replacement cost;

     (4) Pressure vessel insurance, if applicable;

     (5) Product liability insurance (including, without limitation, if food and/or beverages are distributed, sold and/or consumed within the Leased Premises, to the extent obtainable, coverage for liability arising out of the distribution, sale, use or consumption of food and/or beverages (including alcoholic beverages, if applicable, at the Leased Premises) for not less than Tenant's Required Liability Coverage (as set forth in Article 1);

     (6) Workers compensation insurance and any other employee benefit insurance sufficient to comply with all Laws; and

     (7) With respect to making of alterations or the construction of improvements or the like undertaken by Tenant, contingent liability and builder's risk insurance, in an amount and with coverage satisfactory to Landlord.

     B. Each policy of liability insurance required to be carried by Tenant pursuant to this Paragraph or actually carried by Tenant with respect to the Leased Premises or the Property (i) shall, except with respect to insurance required by Subparagraph A(6) above, name Landlord, and such others as are designated by Landlord, as additional insurers; (ii) shall be primary insurance providing that the insurer shall be liable for the full amount of the loss, up to and including the total amount of liability set forth in the declaration of coverage, without the right of contribution from or prior payment by any other insurance coverage of Landlord; (iii) shall be in a form satisfactory to Landlord; (iv) shall be carried with companies reasonably acceptable to Landlord; (v) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty days prior written notice to Landlord; and (vi) shall contain a so-called "severability" or "cross liability" endorsement. Each policy of property, insurance maintained by Tenant with respect to the Leased Premises or the Property or any property therein (i) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty days prior written notice to Landlord and
(ii) shall contain a waiver and/or a permission to waive by the insurer of any right of subrogation against Landlord, its principals, officers, employees, agents and contractors, which might arise by reason of any payment under such policy or by reason of any omission of Landlord, its principals, officers, employees, agents or contractors.

     C. Prior to the time Tenant or any of its contractors enters the Leased Premises, Tenant shall deliver to Landlord, with respect to each policy of insurance required to be carried by tenant pursuant to this Article, a copy of such policy (appropriately authenticated by the insurer as having been issued, premium paid) or a certificate of the insurer certifying in form satisfactory to Landlord that a policy has been issued, premium paid, providing the coverage required by this Paragraph and containing the provisions specified herein. With respect to each renewal or replacement of any such insurance, the requirements of this Paragraph must be complied with not less than thirty days prior to the expiration or cancellation of the policy being renewed or replaced. Landlord may, at any time and from time to time, inspect and/or copy any and all insurance policies required to be carried by Tenant pursuant to this Article. If Landlord's Lender, insurance broker or advisor or counsel reasonably determines at any time that the amount of coverage set forth in Paragraph 9.1A for any policy of insurance Tenant is required to carry pursuant to this Article is not adequate, then Tenant shall increase the amount of coverage for such insurance to such greater amount as Landlord's Lender, insurance broker or advisor or counsel reasonably deems adequate; provided, however, such increased level of coverage may not exceed the level of coverage for such insurance commonly carried by comparable businesses similarly situated and operating under similar circumstances.

9.2  LANDLORD'S INSURANCE: With respect to insurance maintained by Landlord:

     A. Landlord shall maintain, as the minimum coverage required of it by this Lease, fire and property damage insurance in so-called "all-risk" form insuring Landlord (and such others as Landlord may designate) against loss from physical damage to the Building with coverage of not less than ninety percent of the full actual replacement cost thereof and against loss of rents for a period of not less than six months. Such fire and property damage insurance, at Landlord's election but without any requirements on Landlord's behalf to do so, (i) may be written in so-called "all risk" form, excluding only those perils commonly excluded from such coverage by Landlord's then property damage insurer; (ii) may provide coverage for physical damage to the improvements so insured for up to the entire full actual replacement cost thereof; (iii) may be endorsed to cover loss or damage caused by any additional perils against which Landlord may elect to insure, including earthquake and/or flood; (iv) may provide coverage for loss of rents for a period of up to twelve months; and/or (v) may contain "deductibles" not exceeding Two Thousand Five Hundred Dollars per occurrence or up to ten percent of the Building's replacement value in the case of earthquake and/or flood insurance). Landlord shall not be required to cause such insurance to cover any of Tenant's personal property, inventory and trade fixtures, or any modifications, alterations or improvements made or constructed by Tenant to or within the Leased Premises.

     B. Landlord shall maintain comprehensive general liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death, and damage to property occurring in, on or about, or resulting from the use or occupancy of the Property, or any portion thereof, with combined single limit coverage of at least Two Million Dollars. Landlord may carry such greater coverage as Landlord or Landlord's Lender, insurance broker or advisor or counsel may from time to time determine is reasonably necessary for the adequate protection of Landlord and the Property.

     C. Landlord may maintain any other insurance which in the opinion of its insurance broker or advisor or legal counsel is prudent to carry under the given circumstances.

9.3 MUTUAL WAIVER OF SUBROGATION: Landlord hereby releases Tenant, and Tenant hereby releases Landlord and its respective principals, officers, agents, employees and servants, from any and all liability for loss, damage or injury to the property of the other in or about the Leased Premises or the Property which is caused by or results from a peril or event or happening which would be covered by insurance required to be carried by the party sustaining such loss under the terms of this Lease, or is covered by insurance actually carried and in force at the time of the loss, by the party sustaining such loss: provided, however that such waiver shall be effective only to the extent permitted by the insurance covering such loss and to the extent such insurance is not prejudiced thereby:

                                  ARTICLE 10:
                           DAMAGE TO LEASE PREMISES

10.1 LANDLORD'S DUTY TO RESTORE: If the Leased Premises, the Building or the Outside Areas are damaged by any peril after the Effective Date of this Lease, Landlord shall restore the same, as and when required by this Paragraph, unless this Lease is terminated by Landlord pursuant to Paragraph 10.3 or by Tenant pursuant to Paragraph 10.4. If this Lease is not so terminated, then upon availability of the insurance proceeds to Landlord (if the loss is covered by insurance) and the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Leased Premises, the Building or the Outside Areas, as the case may be, to the extent then allowed by Law, to substantially the same condition in which it existed as of the Lease Commencement Date. Landlord's obligation to restore shall be limited to the improvements constructed by Landlord. Landlord shall have no obligation to restore any Improvements made by Tenant to the Leased Premises or any of Tenant's personal property, inventory or trade fixtures. Upon completion of the restoration by Landlord, Tenant shall forthwith replace or fully repair all of Tenant's personal property, inventory, trade fixtures and other improvements constructed by Tenant to like or similar condition as existed at the time of such damage or destruction.

10.2 INSURANCE PROCEEDS: All insurance proceeds available from the fire and property damage insurance carried by Landlord shall be paid to and become the property of Landlord. If this Lease is terminated pursuant to either Paragraph
10.3 or 10.4, all insurance proceeds available from insurance carried by Tenant which cover loss of property that is Landlord's property or would become Landlord's property on termination of this Lease shall be paid to and become the property of Landlord, and the remainder of such proceeds shall be paid to and become the property of Tenant. If this Lease is not terminated pursuant to either Paragraph 10.3 or 10.4 all insurance proceeds available from insurance carried by Tenant which cover loss to property that is Landlord's property shall be paid to and become the property of Landlord, and all proceeds available from such insurance which cover loss to property which would only become the property of Landlord upon the termination of this Lease shall be paid to and remain the property of Tenant.

10.3 LANDLORD'S RIGHT TO TERMINATE: Landlord shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only be by delivery to Tenant of a written notice of election to terminate within thirty days after the date of such damage or destruction.

     A. The Building is damaged by any peril covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction (an "insured peril") to such an extent that the estimated cost to restore the Building exceeds the lesser of (i) the insurance proceeds available from insurance actually carried by Landlord, or (ii) fifty percent 50% of the then actual replacement cost thereof;

     B. The Building is damaged by an uninsured peril, which peril Landlord was required to insure against pursuant to the provisions of Article 9 of this Lease, to such an extent that the estimated cost to restore the Building exceeds the lesser of (i) the insurance proceeds which would have been available had Landlord carried such required insurance, or (ii) fifty percent (50%) of the then actual replacement cost thereof:

     C. The Building is damaged by an uninsured peril, which peril Landlord was not required to insure against pursuant to the provisions of Article 9 of this Lease, to any extent.

     D. The Building is damaged by any peril and, because of the Laws then in force, the Building (i) can not be restored at reasonable cost or (ii) if restored, can not be used for the same use being made thereof before such damage.

10.4 TENANT'S RIGHT TO TERMINATE: If the Leased Premises, the Building or the Outside Areas are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to this Article, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord's architect or construction consultant as to when the restoration work required of Landlord may be complete. Tenant shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised in the case of A or B below only by delivery to Landlord of a written notice of election to terminate within seven days after Tenant receives from Landlord the estimate of the time needed to complete such restoration:

     A. If the time estimated to substantially complete the restoration exceeds nine months from and after the date of such damage; or

     B. If the damage occurred within nine months of the last day of the Lease Term and the time estimated to substantially complete the restoration exceeds ninety days from and after the date such restoration is commenced; or

     C. Landlord does not complete the restoration within nine months from the date of the damage, provided that such nine month period of time shall be extended for such number of days as Landlord may be delayed by reason of Force Majeure.

10.5 TENANT'S WAIVER: Landlord and Tenant agree that the provisions of Paragraph
10.4 above, captioned "Tenant's Right to Terminate", are intended to supersede and replace the provisions contained in California Civil Code, Section 1932, Subdivision 2, and California Civil Code, Section 1934, and accordingly, Tenant hereby waives the provisions of said Civil Code Sections and the provisions of any successor Code Sections or similar laws hereinafter enacted.

10.6 ABATEMENT OF RENT: In the event of damage to the Leased Premises which does not result in the termination of this Lease, the Base Monthly Rent (and any Additional Rent) shall be temporarily abated during the period of restoration in proportion to the degree to which Tenant's use of the Leased Premises is impaired by such damage.

                                  ARTICLE 11
                                 CONDEMNATION

11.1 TENANT'S RIGHT TO TERMINATE: Except as otherwise provided in Paragraph 11.4 below regarding temporary takings, Tenant shall have the option to terminate this Lease if, as a result of any taking, (i) all of the Leased Premises is taken, (ii) thirty three and one-third percent or more of the Leased Premises is taken and the part of the Leased Premises that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of Tenant's business, or (iii) there is a taking of a portion of the Outside Areas and, as a result of such taking, Landlord cannot provide parking spaces within the Property (or within a reasonable distance therefrom) equal in number to at lease sixty six and two -thirds percent of the number of parking spaces existing within the Outside Areas immediately prior to such taking, whether by rearrangement of the remaining parking areas in the Outside Areas (including, if Landlord elects, construction of multi-deck parking structures or restriping for compact cars where permitted by Law). Tenant must exercise such option within a reasonable period of time, to be effective on the later to occur of (i) the date that possession of that portion of the Leased Premises or the Outside Areas that is condemned is taken by the condemnor or (ii) the date Tenant vacated the Leased Premises.

11.2 LANDLORD'S RIGHT TO TERMINATE: Except as otherwise provided in Paragraph
11.4 below regarding temporary takings, Landlord shall have the option to terminate this Lease if, as a result of any taking, (i) all or a substantial part of the Leased Premises is taken, (ii) more than thirty-three and one-third percent of the Outside Areas is taken, or (iii) because of the Laws then in force, the Leased Premises may not be used for the same use being made thereof before such taking, whether or not restored as required by Paragraph 11.3 below. Any such option to terminate by Landlord must be exercisable within a reasonable period of time, to be effective as of the date possession is taken by the condemnor.

11.3 RESTORATION: If any part of the Leased Premises, the Building or the Outside Areas is taken and this Lease is not terminated then Landlord shall repair any damage occasioned thereby to the remainder thereof to a condition reasonably suitable for Tenant's continued operations and otherwise, to the extent practicable, in the manner and to the extent provided in Paragraph 10. 1.

11.4 TEMPORARY TAKING: If any portion of the Leased Premises is temporarily taken for a period of one year or less and such period does not extend beyond the Lease Expiration Date, this Lease shall remain in effect. If any portion of the Leased Premises is temporarily taken for a period which either exceeds one year or which extends beyond the Lease Expiration Date, then Tenant shall each independently have the option to terminate this Lease, effective on the date possession is taken by the condemnor.

11.5 DIVISION OF CONDEMNATION AWARD: Any award for any taking of the Property, the Building, the Outside Areas or the Leased Premises, or any portion thereof, shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award; provided, however, that Tenant shall be entitled to receive any portion of the award that is made specifically (i) for the taking of personal property, inventory or trade fixtures belong to Tenant, (ii) for the interruption of Tenant's business or its moving costs, (iii) for loss of Tenant's goodwill, or (iv) for any temporary taking where this Lease is not terminated as a result of such taking. The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Article, and each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure, and the provisions of any similar law hereinafter enacted, allowing either party to petition the Superior Court to terminate this Lease and/or otherwise allocate condemnation awards between Landlord and Tenant in the event of a taking of the Leased Premises.

11.6 ABATEMENT OF RENT: In the event of a taking of the Leased Premises which does not result in a termination of this Lease (other than a temporary taking), then, as of the date possession is taken by the condemning authority, the Base Monthly Rent shall be reduced in the same proportion that the area of that part of the Leased Premises so taken (less any addition to the area of the Leased Premises by reason of any reconstruction) bears to the area of the Leased Premises immediately prior to such taking.

11.7 TAKING DEFINED: The term "taking" or "taken" as used in this Article 11 shall mean any transfer or conveyance of all or any portion of the Property to a public or quasi-public agency or other entity having the power of eminent domain pursuant to or as a result of the exercise of such power by such an agency, including any inverse condemnation and/or any sale or transfer by Landlord of all or any portion of the Property to such an agency under threat of condemnation or the exercise of such power.

                                  ARTICLE 12:
                             DEFAULT AND REMEDIES

12.1 EVENTS OF TENANT'S DEFAULT: Tenant shall be in default of its obligation under this Lease if any of the following events occur:

     A. Tenant shall have failed to pay Base Monthly Rent or any Additional Rent when due; or

     B. Tenant shall have done or permitted to have been done any act, use or thing in its use, occupancy or possession of the Leased Premises or the Building or the Outside which is prohibited by the terms of this Lease; or

     C. Tenant shall have failed to perform any term, covenant or condition of this Lease, except those requiring the payment of Base Monthly Rent or Additional Rent, within ten days after written notice from Landlord to Tenant specifying the nature of such failure and requesting Tenant to perform same.

     D. Tenant shall have sublet the Leased Premises or assigned or encumbered its interest in this Lease in violation of the provisions contained in Article 7, whether voluntarily or by operation of Law; or

     E. Tenant shall have abandoned the Leased Premises; or

     F. Tenant or any Guarantor of this Lease shall have permitted or suffered the sequestration or attachment of, or execution on, or the appointment of a custodian or receiver with respect to, all or any substantial part of the property or assets of Tenant (or such Guarantor) or any property or asset essential to the conduct of Tenant's (or such Guarantors) business, and Tenant (or such Guarantor) shall have failed to obtain a return or release of the same within thirty days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or

     G. Tenant or any Guarantor of this Lease shall have made a general assignment of all or a substantial part of its assets for the benefit of its creditors; or

     H. Tenant or any Guarantor of this Lease shall have allowed (or sought) to have entered against it a decree or order which (i) grants or constitutes an order for relief, appointment of a trustee, or confirmation or a reorganization plan under the bankruptcy laws of the United States; (ii) approves as properly filed a petition seeking liquidation or reorganization under said bankruptcy laws or any other debtor's relief law or similar statue of the United States or any state thereof; or (iii) otherwise directs the winding up or liquidation of Tenant; provided, however, if any decree or order was entered without Tenant's consent or over Tenant's objection, Landlord may not terminate this Lease pursuant to this Subparagraph if such decree or order is rescinded or reversed within thirty days after its original entry.

     I. Tenant or any Guarantor of this Lease shall have availed itself of the protection of any debtor's relief law, moratorium law or other similar Law which does not require the prior entry of a decree or order.

     J. Tenant shall have failed to deliver an estoppel certificate within the time and as required by Section 13.6 or failure to deliver any document or instrument within the time as required by Section 13.3.

12.2 LANDLORD'S REMEDIES: In the event of any default by Tenant, and without limiting Landlord's right to indemnification as provided in Article 8.2, Landlord shall have the following remedies, in addition to all other rights and remedies provided by Law or otherwise provided in this Lease, to which Landlord may resort cumulatively, or in the alternative:

     A. Landlord may, at Landlord's election, keep this Lease in effect and enforce, by an action at law or in equity, all of its rights and remedies under this Lease including, without limitation, (i) the right to recover the rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required by Tenant, or perform Tenant's obligations and be reimbursed by Tenant for the cost thereof with interest at the then maximum rate of interest not prohibited by Law from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to prevent Tenant from violating the terms of this Lease and/or to compel Tenant to perform its obligations under this Lease, as the case may be.

     B. Landlord may, at Landlord's election, terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice. Any termination under this Subparagraph shall not relieve Tenant from its obligation to pay to Landlord all Base Monthly Rent and Additional Rent then or thereafter due, or any other sums due or thereafter accruing to Landlord, or from any claim against Tenant for damages previously accrued or then or thereafter accruing. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease, constitute a termination of this
Lease:

     1. Appointment of a receiver or keeper in order to protect Landlord's interest hereunder;

     2. Consent to any subletting of the Leased Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or

     3. Any other action by Landlord or Landlord's agents intended to mitigate the adverse effects of any breach of this Lease by Tenant, including, without limitation, any action taken to maintain and preserve the Lease Premises or any action taken to relet the Leased Premises, or any portion thereof, for the account of Tenant and in the name of Tenant.

     C. In the event Tenant breaches this Lease and abandons the Leased Premises, Landlord may terminate this Lease, but this Lease shall not terminate unless Landlord gives Tenant written notice of termination. If Landlord does not terminate this Lease by giving written notice of termination, Landlord may enforce all its rights and remedies under this Lease, including the right to recover rent as it becomes due under this Lease as provided in California Civil Code Section 1951.4 as in effect on the Effective Date of this Lease.

     D. In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord's election, to damages in an amount as set forth in California Civil Code Section 1951.2, as in effect on the Effective Date of this Lease. For purposes of computing damages pursuant to Section 1951.2, an interest rate equal to the maximum rate of interest then not prohibited by Law shall be used where permitted. Such damages shall include, without limitation:

     (1) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco, at the time of award plus one percent; and

     (2) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including without limitation, the following: (i) expenses for cleaning, repairing or restoring the Leased Premises; (ii) expenses for altering, remodeling or otherwise improving the Leased Premises for the purpose of reletting, including removal of existing leasehold improvements and/or installation of additional leasehold improvements (regardless of how the same is funded, including reduction of rent, a direct payment or allowance to a new tenant, or otherwise); (iii) broker's fees, advertising costs and other expenses of reletting the Leased Premises; (iv) costs of carrying and maintaining the Leased Premises, such as taxes, insurance premiums, utility charges and security precautions; (v) expenses incurred in removing, disposing of and/or storing any of Tenant's personal property, inventory or trade fixtures remaining therein;
(vi)attorney's fees, expert witness fees, court costs and other reasonable expenses incurred by Landlord (but not limited to taxable costs) in retaking possession of the Leased, establishing damages hereunder, and re-leasing the Leased Premises; and (vii) any other expenses, costs or damages otherwise incurred or suffered as a result of Tenant's default.

12.3 LANDLORD'S DEFAULT AND TENANT'S REMEDIES: In the event Landlord fails to perform any of its obligations under this Lease, Landlord shall nevertheless not be in default under the terms of this Lease until such time as Tenant shall have first given Landlord written notice specifying the nature of such failure to perform its obligations, and then only after Landlord shall have had a reasonable period of time following its receipt of such notice within which to perform such obligations. In the event of Landlord's default as above set forth, then, and only then, Tenant shall have the following remedies only:

     A. Tenant may then proceed in equity or at law to compel Landlord to perform its obligations and/or to recover damages proximately caused by such failure to perform (except as and to the extent Tenant has waived its right to damages as provided in this Lease).

     B. Tenant, at its option, may then cure any default of Landlord at Landlord's cost. If, pursuant to this Subparagraph, Tenant reasonably pays any sum to any third party or does any act that requires the payment of any sum to any third part at any time by reason of Landlord's default, the sum paid by Tenant shall be immediately due from Landlord to Tenant at the time Tenant supplies Landlord with an invoice therefore (provided such invoice sets forth and is accompanied by a written statement of Tenant setting forth in reasonable detail the amount paid, the party to whom it was paid, the date it was paid, and the reasons giving rise to such payment), together with interest at twelve percent per annum from the date of such invoice until Tenant is reimbursed by Landlord. Tenant may not offset such sums against any installment of rent due Landlord under the terms of this Lease.

12.4 LIMITATION ON TENANT'S RECOURSE: If Landlord is a corporation, trust, partnership, joint venture, unincorporated association, or other form of business entity, Tenant agrees that (i) the obligations of Landlord under this Lease shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders, or other principals of such business entity and (ii) Tenant shall have recourse only to the assets of such business entity for the satisfaction of such obligations and not against the assets of such officers, directors, trustees, partners, joint venturers, members, owners, stockholders or principals (other than to the extent of their interest in the assets owned by such business entity). Additionally, if Landlord is a partnership, then Tenant convenants and agrees:

     A. No partner of Landlord shall be sued or named as a party in any suit or action brought by Tenant with respect to any alleged breach of this Lease (except to the extent necessary to secure jurisdiction over the partnership and then only for that sole purpose);

     B. No service of process shall be made against any partner of Landlord except for the sole purpose of securing jurisdiction over the partnership; and

     C. No writ of execution will ever be levied against the assets of any partner of Landlord other than to the extent of his interest in the assets of the partnership.

Tenant further agrees that each of the foregoing covenants and agreements shall be enforceable by Landlord and by any partner of Landlord and shall be applicable to any actual or alleged misrepresentation or nondisclosure made respecting this Lease or the Leased Premises or any factual or alleged failure, default or breach of any covenant or agreement either expressly or implicitly contained in this Lease or imposed by statue or at common law.

12.5 TENANT'S WAIVER: Landlord and Tenant agree that the provisions of Paragraph
12.3 above are intended to supersede and replace the provisions of California Civil Code Sections 1932(1), 1941 and 1942, and accordingly, Tenant hereby waives the provisions of California Civil Code Sections 1932(1), 1941 and 1942 and/or any similar or successor Law regarding Tenant's right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease. Tenant hereby waives any right of redemption or relief from forfeiture under the Laws of the State of California, or under any other present or future Law, in the event Tenant is evicted or Landlord takes possession of the Leased Premises by reason of any default by Tenant.

                                  ARTICLE 13
                              GENERAL PROVISIONS

13.1 TAXES ON TENANT'S PROPERTY: Tenant shall pay before delinquency any and all taxes, assessments, license fees, use fees, permit fees and public charges of whatever nature or description levied, assessed or imposed against Tenant or Landlord by a governmental agency arising out of, caused by reason of or based upon Tenant's estate in this Lease, Tenant's ownership of property, improvements made by Tenant to the Leased Premises or the Outside Areas, improvements made by Landlord for Tenant's use within the Leased Premises or the Outside Areas, Tenant's use (or estimated use) of public facilities or services or Tenant's consumption (or estimated consumption) of public utilities, energy, water or other resources. Upon demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments. If any such taxes, assessments, fees or public charges are levied against Landlord, Landlord's property, the Building or the Property, or if the assessed value of the Building or the Property is increased by the inclusion herein of a value placed upon same, then Landlord, after giving written notice to Tenant, shall have the right, regardless of the validity thereof, to pay such taxes, assessment, fee or public charge and bill Tenant, as Additional Rent, the amount of such taxes, assessment, fee or public charge so paid on Tenant's behalf. Tenant shall, within ten days from the date it receives an invoice from Landlord setting forth the amount of such taxes, assessment, fee or public charge and bill Tenant, as Additional Rent, the amount of such taxes, assessment, fee or public charge so paid on Tenant's behalf, Tenant shall, within ten days from the date it receives an invoice from Landlord setting forth the amount of such taxes, assessment, fee or public charge so levied, pay to Landlord, as Additional Rent, the amount set forth in said invoice. Failure by Tenant to pay the amount so invoiced within said ten day period shall be conclusively deemed a default by Tenant under this Lease. Tenant shall have the right, and the Landlord's full cooperation if Tenant is not then in default under the terms of this Lease, to bring suit in any court of competent jurisdiction to recover from the taxing authority the amount of any such taxes, assessment, fee or public charge so paid.

13.2 HOLDING OVER: This Lease shall terminate without further notice on the Lease Expiration Date (as set forth in Article 1). Any holding over by Tenant after expiration of the Lease Term shall neither constitute a renewal nor extension of this Lease nor give Tenant any rights in or to the Leased Premises except as expressly provided in this Paragraph. Any such holding over shall be deemed an unlawful detainer of the Leased Premises unless Landlord has consented to same. Any such holding over to which Landlord has consented shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable, except that the Base Monthly Rent shall be increased to an amount equal to one hundred fifty percent of the Base Monthly Rent payable during the last full month immediately preceding such holding over.

13.3 SUBORDINATION TO MORTGAGES: This Lease is subject to and subordinate to all underlying ground leases, mortgages and deeds of trust which affect the Building or the Property and which are of public record as of the Effective Date of this Lease, and to all renewals, modifications, consolidations, replacements and extensions thereof. However, if the lessor under any such ground lease or any lender holding any such mortgage or deed of trust shall advise Landlord that it desires or requires this Lease to be made prior and superior thereto, then, upon written request of Landlord to Tenant, Tenant shall promptly execute, acknowledge and deliver any and all documents or instruments which Landlord and such lessor or lender deem necessary or desirable to make this Lease prior thereto. Tenant hereby consents to Landlord's ground leasing the land underlying the Building or the Property and/or encumbering the Building or the Property as security for future loans on such terms as Landlord shall desire, all of which future ground leases, mortgages or deeds of trust shall be subject to and subordinate to this Lease. However, if any lessor under any such future ground lease or any lender holding such future mortgage or deed of trust shall desire or require that this Lease be made subject to and subordinate to such future ground lease, mortgage or deed of trust, then Tenant agrees, within ten days after Landlord's written request therefor, to execute, acknowledge and deliver to Landlord any and all documents or instruments requested by Landlord or by such lessor or lender as may be necessary or proper to assure the subordination of this Lease to such future ground lease, mortgage or deed of trust, but only if such lessor or lender agrees to recognize Tenant's rights under this Lease and agrees not to disturb Tenant's quiet possession of the Leased Premises so long as Tenant is not in default under this Lease.

13.4 TENANT'S ATTORNMENT UPON FORECLOSURE: Tenant shall, upon request, attorn
(i) to any purchaser of the Building or the Property at any foreclosure sale or private sale conducted pursuant to any security instrument encumbering the Building or the Property, (ii) to any grantee or transferee designated in any deed given in lieu of foreclosure of any security interest encumbering the Building or the Property, or (iii) to the lessor under any underlying ground lease of the land underlying the Building or the Property, should such ground lease be terminated; provided that such purchaser, grantee or lessor recognizes Tenant's rights under this Lease.

13.5 MORTGAGEE PROTECTION: In the event of any default on the part of Landlord, Tenant will give notice by registered mail to any Lender or lessor under any underlying ground lease who shall have requested, in writing, to Tenant that it be provided with such notice, and Tenant shall offer such Lender or lessor a reasonable opportunity to cure the default, including time to obtain possession of the Leased Premises-by power of sale or judicial foreclosure or other appropriate legal proceedings if reasonably necessary to effect a cure.

13.6 ESTOPPEL CERTIFICATES: Tenant will, following any request by Landlord, promptly execute and deliver to Landlord an estoppel certificate (i) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iv) certifying such other information about this Lease as may be reasonably requested by Landlord, its Lender or prospective lenders, investor or purchaser of the Building or the Property. Tenant's failure to execute and deliver such estoppel certificate within ten days after Landlord's request therefore shall be a material default by Tenant under this Lease, and Landlord shall have all of the rights and remedies available to Landlord as Landlord would otherwise have in the case of any other material default by Tenant, including the right to terminate this Lease and sue for damages proximately caused thereby, it being agreed and understood by Tenant that Tenant's failure to do deliver such estoppel certificate in a timely manner could result in Landlord being unable to perform committed obligations to other third parties which were made by Landlord in reliance upon this covenant of Tenant. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph may be relied upon by any Lender or purchaser or prospective Lender or purchaser of the Building, the Property, or any interest herein.

13.7 TENANT'S FINANCIAL INFORMATION: Tenant shall, within ten business days after Landlord's request therefore, deliver to Landlord a copy of a current financial statement and any such other information reasonably requested by Landlord regarding Tenant's financial condition. Landlord shall be entitled to disclose such financial statements or other information to its Lender, to any present or prospective principal of or investor in Landlord, or to any prospective Lender or purchaser of the Building, the Property or any portion thereof or interest herein. Any such financial statement or other information which is marked "confidential" or "company secrets" (or is otherwise similarly marked by Tenant) shall be confidential and shall not be disclosed by Landlord to any third party except as specifically provided in this Paragraph, unless the same becomes a part of the public domain without the fault of Landlord.

13.8 TRANSFER BY LANDLORD: Landlord and its successors in interest shall have the right to transfer their interest in the Building, the Property, or any portion thereof at any time and to any person or entity. In the event of any such transfer, the Landlord originally named herein (and in the case of any subsequent transfer, the transferor), from the date of such transfer, (i) shall be automatically relieved, without any further act by any person or entity, of all liability for the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer and (ii) shall be relieved of all liability for the performance of the obligations of the Landlord hereunder which have accrued before the date of transfer if its transferee agrees to assume and perform all such prior obligations of the Landlord hereunder. Tenant shall attorn to any such transferee. After the date of any such transfer, the term "Landlord" as used herein shall mean the transferee of such interest in the Building or the Property.

13.9 FORCE MAJEURE: The obligations of each of the parties under this Lease (other than the obligations to pay money) shall be temporarily excused if such party is prevented or delayed in performing such obligation by reason of any strikes, lockouts or labor disputes; inability to obtain labor, materials, fuels or reasonable substitutes therefore; governmental restrictions, regulations, controls action or inaction; civil commotion; inclement weather, fire or other acts of God; or other causes (except financial inability) beyond the reasonable control of the party obligated to perform (including acts or omissions of the other party) for a period equal to the period of any such prevention, delay or stoppage.

13.10 NOTICES: Any notice required or desired to be given by a party regarding this Lease shall be in writing and shall be personally served, or in lieu of personal service may be given by depositing such notice in the United States mail, registered or certified, postage prepaid, addressed to the other party as follows:

      A. If addressed to Landlord, to Landlord at its Address for Notices (as set forth in Article 1).

      B. If addressed to Tenant, to Tenant at its Address for Notices (as set forth in Article 1).

Any notice given by registered mail shall be deemed to have been given on the third business day after its deposit in the United States mail. Any notice given by certified mail shall be deemed given on the date receipt was acknowledged to the postal authorities. Any notice given by mail other than registered or certified mail shall be deemed given only if received by the other party, and then on the date of receipt. Each party may, by written notice to the other in the manner aforesaid, change the address to which notices addressed to it shall thereafter be mailed.

13.11 ATTORNEY'S FEES: In the event any party shall bring any action, arbitration proceeding or legal proceeding alleging a breach of any provision of this Lease, to recover rent, to terminate this Lease, or to enforce, protect, determine any term or covenant of this Lease or rights or duties hereunder of either party, the prevailing party shall be entitled to recover from the non-prevailing party as a part of such action or proceeding, or in a separate action for that purpose brought within one year from the determination of such proceeding, reasonable attorney's fees, expert witness fees, court costs and other reasonable expenses incurred by the prevailing party. In the event that Landlord shall be required to retain counsel to enforce any provision of this Lease, and if Tenant shall thereafter cure (or desire to cure) such default, Landlord shall be conclusively deemed the prevailing party and Tenant shall pay to Landlord all attorney's fees, expert witness fees, court costs and other reasonable expenses so incurred by Landlord promptly upon demand. Landlord may enforce this provision by either (i) requiring Tenant to pay such fees and costs as a condition to curing its default or (ii) bringing a separate action to enforce such payment, it being agreed by and between Landlord and Tenant that Tenant's failure to pay such fees and costs upon demand shall constitute a breach of this Lease in the same manner as a failure by Tenant to pay the Base Monthly Rent, giving Landlord the same rights and remedies as if Tenant failed to pay the Base Monthly Rent.

13.12 DEFINITIONS: Any term that is given a special meaning by any provision in this Lease shall, unless otherwise specifically stated, have such meaning whenever used in this Lease or in any Addenda or amendment hereto. In addition to the terms defined in Article 1, the following terms shall have the following meanings:

      A. REAL PROPERTY TAXES: The term "Real Property Tax" or "Real Property Taxes" shall each mean (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership or new construction), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power or tax or levy assessments, which are levied or assessed for whatever reason against the Project or any portion thereof, or Landlord's interest herein, or the fixtures, equipment and other property of Landlord that is an integral part of the Project and located thereon, or Landlord's business of owning, leasing or managing the Project or the gross receipts, income or rentals from the Project;
(ii) all charges, levies or fees imposed by any governmental authority against Landlord by reason of or based upon the use of or number of parking spaces within the Project, the amount of public services or public utilities used or consumed (e.g. water, gas electricity, sewage or surface water disposal) at the Project, the number of persons employed by tenants of the Project, the size (whether measured in area, volume, number of tenants or whatever) or the value of the Project, or the type of use or uses conducted within the Project; and
(iii) all costs and fees (including attorneys fees) incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. If, at any time during the Lease Term, the taxation or assessment of the Project prevailing as of the Effective Date of this Lease shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate, substitute, or additional tax or charge (i) on the value, size, use or occupancy of the Project or Landlord's interest therein (ii) on a measured by the gross receipts, income or rentals from the Project, or on Landlord's business of owning, leasing or managing the Project or (iii) computed in any manner with respect to the operation of the Project, then any such tax or charge, however designated, shall be included within the meaning of the terms "Real Property Tax" or "Real Property Taxes" for purposes of this Lease. If any Real Property Tax is partly based upon property or rents related to the Project, then only that part of such Real Property Tax that is fairly allocable to the Project shall be included within the meaning of the terms "Real Property Tax" or "Real Property Taxes." Notwithstanding the foregoing, the terms "Real Property Tax" or "Real Property Taxes" shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state income tax imposed on Landlord's income from all sources.

      B. LANDLORD'S INSURANCE COSTS: The term "Landlords Insurance Costs" shall mean the costs to Landlord to carry and maintain the policies of fire and property damage insurance for the Building and the Property and general liability insurance required, or permitted, to be carried by Landlord pursuant to Article 9, together with any deductible amounts paid by Landlord upon the occurrence of any insured casualty or loss.

     C. PROPERTY MAINTENANCE COSTS: The term "Property Maintenance Costs" shall mean all costs and expenses (except Landlord's Insurance Costs and Real Property Taxes) paid or incurred by Landlord in protecting, operating, maintaining, repairing and preserving the Property and all parts thereof, including without limitation, (i) professional management fees (not to exceed three percent of the Property's scheduled gross rental income), (ii) the amortizing portion of any costs incurred by Landlord in the making of any modifications, alterations or improvements required by any governmental authority as set forth in Article 6, which are so amortized during the Lease Term, and (iii) such other costs as may be paid or incurred with respect to operating, maintaining and preserving the Property, such as repairing and resurfacing the exterior surfaces of the buildings (including roofs), repairing and resurfacing paved areas, repairing structural parts of the buildings, and replacing, when necessary, electrical, plumbing, heating, ventilating and air conditioning systems serving the buildings.

     D. READY FOR OCCUPANCY: The term "Ready for Occupancy" shall mean the date upon which (i) the Leased Premises are available for Tenant's occupancy in a broom clean condition and (ii) the improvements, if any, to be made to the Leased Premises by Landlord as a condition to Tenant's obligation to accept possession of the Leased Premises have been substantially completed and the appropriate governmental building department (i.e. The City building department, if the Property is located within a City, or otherwise the County building department) shall have approved the construction of the improvements as complete or is willing to so approve the construction of the improvements as complete subject only to compliance with specified conditions which are the responsibility of Tenant to satisfy or is willing to allow Tenant to occupy subject to its receiving assurances that specified work will be completed.

     E. PROPERTY OPERATING EXPENSES: The term "Property Operating Expenses" shall mean and include all the Real Property Taxes, plus all Landlord's Insurance Costs, plus all the Property Maintenance Costs, plus an accounting fee equal to five percent of all such costs.

     F. LAW: The term "Law" shall mean any judicial decision and any statute, constitution, ordinance, resolution, regulation, rule administrative order, or other requirement of any municipal, county, state, federal, or other governmental agency or authority having jurisdiction over the parties to this Lease, the Leased Premises, the Building or the Property, or any of them in effect either at the Effective Date of this Lease or at any time during the Lease Term, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g. a board of fire examiners or a public utility or special district).

     G. LENDER: The term "Lender" shall mean the holder of any Note or other evidence of indebtedness secured by the Property or any portion thereof.

     H. PRIVATE RESTRICTIONS: The term "Private Restrictions" shall mean all recorded covenants, conditions and restrictions, private agreements, easements, and any other recorded instruments affecting the use of the Property, as they may exist from time to time.

     I. RENT: The term "rent" shall mean collectively Base Monthly Rent and all Additional Rent.

13.13 GENERAL WAIVERS: One party's consent to or approval of any act by the other party requiring the first party's consent or approval shall not be deemed to waive or render unnecessary the first party's consent to or approval of any subsequent similar act by the other party. No waiver of any provision hereof or any breach of any provision hereof shall be effective unless in writing and signed by the waiving party. The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach. No waiver of any provision of this Lease shall be deemed a continuing waiver unless such waiver specifically states so in writing and is signed by both Landlord and Tenant. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other provisions herein contained.

13.14 MISCELLANEOUS: Should any provision of this Lease prove to be invalid or illegal, such invalidity or illegality, shall in no way affect, impair or invalidate any other provision hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. Any copy of this Lease which is executed by the parties shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. The term "party" shall mean Landlord or Tenant as the context implies. If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder. This Lease shall be construed and enforced in accordance with the Laws of the State in which the Leased Premises are located. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Landlord or Tenant. The captions used in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural. The terms "must", "shall", "will", and "agree" are mandatory. The term "may" is permissive. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefore. Where Tenant is obligated not to perform any act or is not permitted to perform any act, Tenant is also obligated to restrain any others reasonably within its control, including agents, invitees, contractors, subcontractors and employees, from performing said act. Landlord shall not become or be deemed a partner or a join venturer with Tenant by reason of any of the provisions of this Lease.

                                  ARTICLE 14
                              CORPORATE AUTHORITY
                         BROKERS AND ENTIRE AGREEMENT

14.1 CORPORATE AUTHORITY: If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that Tenant is validly formed and duly authorized and existing, that Tenant is qualified to do business in the State in which the Leased Premises are located, that Tenant has the full right and legal authority to enter into this Lease, that he is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with the bylaws and/or a board of director's resolution of Tenant, and that this Lease is binding upon Tenant in accordance with its terms. Tenant shall, within thirty days after execution of this Lease, deliver to Landlord a certified copy of the resolution of its board of directors authorizing or ratifying the execution of this Lease, and if Tenant fails to do so, Landlord at its sole election may elect to (i) extend the Intended Commencement

Date by such number of days that Tenant shall have delayed in so delivering such corporate resolution to Landlord or (ii) terminate this Lease.

14.2 BROKERAGE COMMISSIONS: Tenant warrants that it has not had any dealings with any real estate broker(s), leasing agent(s), finder(s) or salesmen, other than the Brokers (as named in Article 1) with respect to the lease by it of the Leased Premises pursuant to this Lease, and that it will indemnify, defend with competent counsel, and hold Landlord harmless from any liability for the payment of any real estate brokerage commissions, leasing commissions or finder's fees claimed by any other real estate broker(s), leasing agent(s), finder(s), or salesmen to be earned or due and payable by reason of Tenant's agreement or promise (implied or otherwise) to pay (or to have Landlord pay) such a commission or finder's fee by reason of its leasing the Leased Premises pursuant to this Lease.

14.3 ENTIRE AGREEMENT: This Lease, the Exhibits (as described in Article 1) and the Addenda (as described in Article 1), which Exhibits and Addenda are by this reference incorporated herein, constitute the entire agreement between the parties, and there are no other agreements, understandings or representations between the parties relating to the lease by Landlord of the "Leased Premises to Tenant, except as expressed herein. No subsequent changes, modifications or additions to this Lease shall be binding upon the parties unless in writing an signed by both Landlord and Tenant.

14.4 LANDLORD'S REPRESENTATION: Tenant acknowledges that neither Landlord nor any of its agents made any representations or warranties respecting the Project, the Building or the Leased Premises, upon which Tenant relied in entering into this Lease, which are not expressly set forth in this Lease. Tenant further acknowledges that neither Landlord nor any of its agents made any representations as to (i) whether the Leased Premises may be used for Tenant's intended use under existing Law, or (ii) the suitability of the Leased Premises for the conduct of Tenant's business, or (iii) the exact square footage of the Leased Premises, and that Tenant relied solely upon its own investigations respecting said matters. Tenant expressly waives any and all claims for damage by reason of any statement, representation, warranty, promise or other agreement of Landlord or Landlord's agent(s), if any, not contained in this Lease or in any Addenda hereto.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the respective dates below set forth with the intent to be legally bound thereby as of the Effective Date of this Lease first above set forth.



                                      AS LANDLORD
                                      -----------

                                      BR3 PARTNERS

                              By: /s/ James C. Rees
                                  -----------------------------------
                                    James C. Rees, Managing Partner

                              Date:  3/30/00
                                   ----------------------------------

                                        AS TENANT
                                        ---------

                                     ULTRACARD, INC.
                                  a Nevada Corporation



                              By: /s/ Dan Kehoe
                                 ----------------------------------------

                              Title: President & CEO
                                    -------------------------------------

                              By: Corinne Cox
                                 ----------------------------------------

                              Title: Corp. Sec. & Dir of Operations
                                     ------------------------------------

                              Date: 4-5-00
                                   --------------------------------------



     If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. This Lease must be executed by the chairman of the board, president or vice president, and the secretary, assistant secretary, the chief financial officer or assistant treasurer, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event a certified copy of the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

                            First Addendum to Lease

Addendum to that lease dated March 1, 2000 by and between Boccardo Corporation (Landlord) and UltraCard, Inc. (Tenant).

1. LANDLORD IMPROVEMENTS: Landlord, at Landlord's sole cost, shall repair, re-seal and stripe the parking areas.

2. PARKING: Landlord shall use its best effort to provide 200 parking spaces on site, subject to Tenant's review of proposed new parking spaces.

3. RENEWAL OPTION:

OPTION TO EXTEND
----------------

     1.   In General. Landlord hereby grants to Tenant one (1) option (the
          ----------
"Option") to extend the Lease Term for an additional term of three (3) years commencing when the initial Lease Term expires ("Extended Term") provided that no uncured Event of Tenant's Default exists at the time of Tenant's exercise of the Option. Tenant shall exercise such Option, if at all, by giving Landlord written notice of such exercise not less than one hundred eighty (180) days and not more than two hundred seventy (270) days prior to the expiration of the initial Lease Term. If the Option is properly exercised, the Lease Term shall be extended for a period of three (3) years on all of the terms and conditions of the Lease, except that (i) the Base Monthly Rent payable by Tenant under the Lease during the Extended Term shall be the then-current fair market rental value for the Premises as of the commencement date of the Extended Term, as determined below, and (ii) Landlord shall be entitled to impose parking charges on Tenant during the Extended Term at the rates then-being charged for parking by landlords of similar projects located in the vicinity of the Project ("Prevailing Parking Charges"). If Tenant properly exercises the Option, the term "Lease Term" as used in the Lease shall be deemed to include the Extended Term, unless specified otherwise herein or in the Lease.

     2.   Personal Option. The Option is personal to UltraCard, Inc. and shall
          ---------------
not be assignable or transferable to any assignee of Tenant or any sublessee of all or any portion of the Premises, whether voluntarily or involuntarily or whether by operation of law or otherwise. If Tenant subleases or assigns or otherwise transfers any interest under the Lease prior to the exercise of the Option, the Option shall lapse. If Tenant subleases or assigns or otherwise transfers any interest under the Lease after the exercise of the Option but prior to the commencement of the Extended Term, the Option shall, at Landlord's election, lapse and the Lease Term shall expire as if the Option was not exercised.

     3.   Determination of Base Monthly Rent. Base Monthly Rent for the Extended
          ----------------------------------
Term shall be at fair market rental value, determined as follows:

          (a) Landlord shall deliver to Tenant written notice of Landlord's determination of fair market rental value within thirty (30) days after Landlord receives notice from Tenant that Tenant has exercised the Option.

          (b) If Tenant disputes Landlord's determination of the fair market rental value as contained in Landlord's notice, Tenant shall notify Landlord in writing within ten (10) days of its receipt of Landlord's determination, which notice shall set forth Tenant's determination of the fair market rental value. Should Tenant timely notify Landlord as aforesaid, Landlord and Tenant shall attempt to resolve their differences within ten (10) days following Landlord's receipt of Tenant's notice. Should Tenant fail to timely notify Landlord as aforesaid, then Landlord's determination of fair market rental value as contained in Landlord's notice shall constitute the Base Monthly Rent for the Extended Term.

          (c) Should Tenant timely notify Landlord as aforesaid and if Landlord and Tenant cannot agree on fair market rental value during such ten (10) day period, Landlord and Tenant shall each appoint a disinterested M.A.I. appraiser experienced in appraising similar space in the county in which the Premises are located and give notice of such appointment to the other within ten (10) days after the expiration of the preceding ten (10) day period. If either Landlord or Tenant shall fail timely to appoint an appraiser, then the single appraiser appointed by one party shall proceed to make the determination of fair market rental value. Such appraiser(s) shall, within thirty (30) days after the appointment of the last of them to be appointed, complete their written determinations of fair market rental value and furnish the same to Landlord and Tenant. Each party shall pay the fees and costs of the appraiser appointed by it. If the valuations vary by 5% or less of the lower value, the fair market rental value shall be the average of the two valuations.

          (d) If the valuations vary by more than 5% of the lower value, the two appraisers shall, within ten (10) days after submission of the last appraisal report, appoint a third disinterested M.A.I. appraiser experienced in appraising similar space in the county in which the Premises are located. If the two appraisers shall be unable to agree in a timely manner on the selection of the third appraiser, then either appraiser, on behalf of both, may request appointment of such third disinterested M.A.I. appraiser by the presiding judge of the Superior Court of the county in which the Premises are located or through the American Arbitration Association process. Such third appraiser shall, within thirty (30) days after appointment, select one of the two valuations submitted by the first two appraisers as such third appraiser's determination of fair market value, and shall submit such decision to Landlord and Tenant. The fair market rental value of the Premises as determined by the third appraiser shall be controlling. All fees and costs incurred in connection with the determination of fair market rental value by the third appraiser shall be paid one-half by Landlord and one-half by Tenant.

          (e) For purposes of this Rider, the fair market rental value of the Premises shall take into consideration all current market factors, including, without limitation, the quality, size and location of the Premises, and shall incorporate customary or market rate increases during the Extended Term.

          (f) Notwithstanding the foregoing, in no event shall the Base Monthly Rent payable by Tenant during the Extended Term be less than the full unabated Base Monthly Rent payable by Tenant for the last month of the initial Lease Term.

4. SECURITY DEPOSIT: An amount equal to One Hundred Ninety Thousand Three Hundred Thirteen and 00/100ths Dollars ($190,313.00) In the form of cash shall be paid by Tenant within ten (10) days after Lease execution and an additional Eight Hundred and Five Thousand Six Hundred Eighty Seven and 00/100ths Dollars ($805,687.000) in the form of cash or, at Tenant's option, a Letter of Credit, shall be paid by Tenant no more than thirty (30) days prior to occupancy and shall be refundable to Tenant pursuant to the terms of the Lease.

   Commencing with the second anniversary of the Commencement Date, on each anniversary of the Commencement Date during the initial term, Landlord shall reduce the required amount of the Performance Letter of Credit or cash by the sum of $166,000.00 each year, provided (i) an event of default has not occurred during the preceding twelve (12) month period, and (ii) Tenant's financial condition as of such anniversary date, at Landlord's sole and absolute discretion, Is substantially better than its financial condition as of the date of this Lease, which showing a profit will be the minimum requirement and (iii) Tenant has occupied not less than 70% of Premises for the twelve (12) months preceding the date upon which the Security Deposit reduction occurs.

5. LEASE TERMINATION BY METRICOM: This proposal is subject to termination of the existing lease by and between Metricom and Boccardo Corporation for the subject Premises.

LANDLORD                                  TENANT

BR3 Partners                              Ultra Card, Inc.


By:     /s/ James Rees                    By:    /s/ Corinne Cox
        -----------------------------            ------------------------------
        James Rees

Title:  Partner                           Title: Corp. Secretary
        -----------------------------            ------------------------------

Date:   3/30/00                           Date:  3-30-00
        -----------------------------            ------------------------------

                                  EXHIBIT "A"



                       [SITE PLAN OF UNIVERSITY AVENUE]

                                  EXHIBIT "B"


[SECOND FLOOR PLAN]



[FIRST FLOOR PLAN]

                                   EXHIBIT C
                                   ---------

                                  WORK LETTER
                                    (As-Is)


                          [INTENTIONALLY LEFT BLANK]

              Tenant to accept Premises in its "As-Is" condition;
        no Tenant Improvements of any kind being provided by Landlord.

Landlord to provide Tenant with an $8.00 psf tenant improvement allowance ($531,200.00) to be used for carpet, paint and removal/addition of walls.

                                  EXHIBIT "D"
                             ACCEPTANCE AGREEMENT

     This Acceptance Agreement is made as of _______, by and between the parties hereto with regard to that Lease dated March 30, 2000, by and between BR3 Partners as Landlord ("Landlord"), and UltraCard, Inc., a Nevada corporation as Tenant ("Tenant"), affecting those premises commonly known as University Park, located at 980 University Avenue, in the City of Los Gatos, State of California (the "Premises"). The parties agree as follows:

     1. Possession of the Premises has been delivered to Tenant and Tenant has accepted and taken possession of the Premises.

     2.  The Lease Commencement Date is ______.

     3. The Lease Term shall expire on __________ unless sooner terminated according to the terms of the Lease or by mutual agreement.

     4.  The Base Monthly Rent due pursuant to the Lease is as follows:

                         Year 1=   $162,680.00 per month
                         Year 2=   $169,187.00 per month
                         Year 3=   $175,955.00 per month
                         Year 4=   $182,993.00 per month
                         Year 5=   $190,313.00 per month

     5. Landlord has received a Security Deposit in the amount of $996,000.00

     6. Landlord has received Prepaid Rent in the amount of $162,680.00, which shall be applied to the first installment (s) of Base Monthly Rent.

     7. To the parties' knowledge, the Lease is in full force and effect, neither party is in default of its obligations under the Lease, and Tenant has no offsets, claims, or defenses to the enforcement of the Lease.


AS LANDLORD:                            AS TENANT:
BR3 Partners                            UltraCard, Inc.
                                        a Nevada Corporation.


By:________________________________     By_______________________________

Title:_____________________________     Title____________________________

Dated:_____________________________     Dated:___________________________

                                LEASE GUARANTY
                                --------------

     This Lease Guaranty ("Guaranty") is dated as of March 30, 2000, by Upgrade
                           --------
International, Inc., for the benefit of BR3 Partners (the "Landlord").  This
                                                           --------
Guaranty is made in order to induce Landlord to execute the foregoing lease (the "Lease") dated March 30, 2000 with UltraCard, Inc. (as "Tenant"). For good and
 -----                                                  ------
valuable consideration, the receipt and sufficiency of which are hereby acknowledge, the undersigned parties (collectively, jointly and severally referred to as the "undersigned," "Guarantor" and "Guarantors") do hereby agree
                    -----------    ---------       ----------
as follows:

     1. The Guarantors do hereby absolutely and unconditionally, joint and severally, guarantee to Landlord, its successors and assigns, the full and punctual performance and observance of all the covenants, conditions, and agreements provided to be performed and observed by Tenant in said Lease, including, without limitation, the prompt payment of the rent and all other amounts provided in said Lease to be paid by Tenant, and all obligations of Tenant under any storage agreement, work agreement or other agreement between the parties now or hereafter entered in connection with said Lease or the leased premises thereunder.

     2. The liability of the Guarantors under this Guaranty shall not be limited to a dollar amount; provided, however, so long as no uncured default existed on the fifth anniversary of the Lease Commencement (as defined in the Lease), with respect to any breach of Tenant's obligations occurring more than five (5) years after Lease Commencement, the liability of the Guarantors; will be limited to the sum of one million dollars ($5,000,000) exclusive of any fees or costs incurred by Landlord pursuant to Paragraph 9 of this of this Guaranty.

     3. The liability hereunder shall be primary, and that in any right of action which shall accrue to the Landlord under the Lease, the Landlord may, at it's option, proceed against the Guarantors and the Tenant, jointly and severally and may proceed against the Guarantors without having commenced any action against or having obtained any judgment against the Tenant. Landlord may proceed against any one or more Guarantors without proceeding against the others, and may release any Guarantor or any security deposit, security interest or letter of credit without releasing the other Guarantors of any other security deposit, security interest or letter of credit.

     4. The Guarantors hereby waive acceptance and notice of acceptance of this Guaranty, and notice of default, breach, non-payment, non-performance or non-observance, and all other notices and all proof or demands. Without limiting the foregoing, the Guarantors agree to keep themselves informed on all aspects of Tenant's financial condition and the performance of Tenant's obligations to Landlord and that Landlord has no duty to disclose to Guarantors any information pertaining to Tenant.

     5. The obligations hereunder shall in no way be terminated, affected or impaired by reason of the granting by Landlord of any extensions or indulgences to Tenant or by reason of the assertion against Tenant if any of the rights or remedies reserved to Landlord pursuant to the provisions of said Lease or by the relief of the Tenant from any of the Tenant's obligations under said Lease by operation of law or otherwise, including without limitation the rejection of the Lease in a bankruptcy proceeding, the Guarantors hereby waiving all suretyship defenses. Without limiting the foregoing, the Guarantors hereby waive the benefits and defenses of California Civil Code Sections 2839, 2845, 2847,2848, 2849, 2850. 2855 and 2856.

     6. The failure of the Landlord to insist in any one, or more instances upon strict performance or observance of any of the terms, provisions, or covenants of the Lease or this Guaranty or to exercise any right therein or herein contained shall not be construed or deemed to be a waiver or relinquishment for the future of such term, provision, covenant or right, but the same shall continue and remain in full force and effect. Receipt by the Landlord of rent or other payments with knowledge of the breach of any provision of the Lease shall not be deemed a waiver of such breach or of this Guaranty. The Guarantors waive the right to plead any and all statutes of limitations as a defense to its liability hereunder or the enforcement of the Guaranty.

     7. This Guaranty shall remain and continue in full force and effect as to any modification of the Lease whether or not the Guarantors shall have received any notice of or consented to such modification of the Lease, including without limitation the alteration, enlargement, or change of the premises described in the Lease. Without the limiting the generality of the foregoing, the Guarantors hereby expressly waive the rights and benefits of the California Civil Code
Section 2819. This Guaranty will apply to the Lease, any extension or renewal of the Lease, and any holdover term following the term of the Lease, or any such extension or renewal. No assignment or other transfer of the Lease, or any interest therein shall operate to extinguish or diminish the liability of the Guarantors hereunder.

     8. Until all of Tenant's obligations under the Lease are fully performed, the Guarantors (a) waive any right of subrogation against Tenant by reason of any payments or acts of performance by the Guarantors in compliance with the obligations of the Guarantors under this Guaranty; (b) waive any other right that the Guarantors may have against Tenant by reason of any one or more payments or acts in compliance with the obligations of the Guarantors under this Guaranty; and (c) subordinate any liability or indebtedness of Tenant held by the Guarantors to the obligations of Tenant to Landlord under the Lease.

     9. This Guaranty shall be enforced and construed in accordance with the laws of the State of California. Guarantor irrevocably appoints Tenant as its agent for service of process related to this Guaranty. The Guarantors will pay on demand the full reasonable attorneys fees and costs incurred by Landlord, or its successors and assigns, in connection with the enforcement of this Guaranty.

     10. If any provision hereof or any of Guarantor's obligations hereunder shall be, or are adjudged to be, unenforceable, the remainder of this Guaranty and all of the Guarantors other obligations hereunder shall remain in full force and effect and shall not be affected thereby. If it is determined by a court of competent jurisdiction that the Guarantors have any rights not set forth herein, in order for this Guaranty to be valid or enforceable.

     11. This Guaranty shall be binding upon and inure to the benefit of the parties and their respective heirs, administrators, executors, successors and assigns. Landlord may, without notice to Guarantor, fully and freely assign its interest in this Guaranty in whole or in part to any person or entity, and no such assignment shall affect this Guaranty or in any way exonerate or release Guarantor from its obligations under this Guaranty. If Landlord disposes of or assigns its interest in the Lease, "Landlord" as used in this Guaranty shall mean Landlord and Landlord's successors and assigns.

     12. This Guaranty embodies the entire agreement among the Guarantors and Landlord with respect to matters set forth herein. No course of prior dealing among the Guarantors and Landlord, no usage of trade, and no parol or extrinsic evidence of any nature shall be used to supplement, modify or vary any of other terms hereof. This Guaranty may not be changed, modified, discharged, or terminated orally or in any manner other than by a written agreement signed by the Guarantors and Landlord.

     13. This Guaranty may be executed in one or more counterparts and delivered by facsimile transmission, each of which shall, for all purposes, be deemed an original and all such counterparts taken together, shall constitute one and the same instrument. There are no conditions to the full effectiveness of this Guaranty, it being immediately enforceable and effective against the undersigned. This Guaranty shall be effective against any and all Guarantors who execute this Guaranty whether or not all intended Guarantors execute this Guaranty and/or are bound hereunder.

     14. Each party has received independent legal advice from is legal counsel with respect to the advisability of executing this Guaranty and the meaning of the provision hereof. The provisions of this Guaranty shall be construed as to the fair meaning and not for or against any party based upon any attribution of such party as the source of the language in question.

     IN WITNESS HEREOF, the undersigned have executed this Guaranty to be effective as of the date set forth above:


          GUARANTOR:



          BY: /s/ Daniel Bland,                       Dated: Mar 30, 2000
              -------------------------------               ------------------
              Daniel Bland, President & CEO